--------------------------------------------------------------------------------

                                  SCHEDULE 14A
                                   (Rule 14a)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934


Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                         THE ELDER-BEERMAN STORES CORP.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Payment of Filing Fee (Check the appropriate box):
[X]      No fee required.
[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         (1)      Title of each class of securities to which transaction applies: .......

         (2)      Aggregate number of securities to which transaction applies: ..........

         (3)      Per unit price or other underlying value of transaction computed pursuant to
                  Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):  .........................

         (4)      Proposed maximum aggregate value of transaction: ......................

         (5)      Total fee paid: .......................................................

[ ]      Fee paid previously with preliminary materials.

[ ]      Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2)
         and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)      Amount Previously Paid: ...............................................

         (2)      Form, Schedule or Registration Statement No.: .........................

         (3)      Filing Party: .........................................................

         (4)      Date Filed: ...........................................................

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



                         THE ELDER-BEERMAN STORES CORP.
                                3155 El-Bee Road
                               Dayton, Ohio 45439

                                                                   July __, 2000

Dear Fellow Shareholders:

         On behalf of the Board of Directors and management of The Elder-Beerman Stores Corp., I cordially invite you to attend the 2000 Annual Meeting of Shareholders. The meeting will be held at 8:00 a.m., eastern daylight time, on Thursday, August 24, 2000 at The Dayton Marriott Hotel, 1414 South Patterson Boulevard, Dayton, Ohio 45409.

         The matters expected to be acted upon at the meeting are described in the enclosed Proxy Statement. In addition, there will be a report on current developments in the Company.

         You may have received or may soon receive a separate proxy solicitation from PPM America, Inc. ("PPM") in connection with items PPM intends to present at the meeting. In its solicitation, PPM will propose a slate of directors and twelve additional proposals, which include amendments to the Company's Amended Articles of Incorporation and Amended Code of Regulations.

         THE COMPANY REQUESTS THAT ALL SHAREHOLDERS THOROUGHLY READ THE ACCOMPANYING NOTICE OF ANNUAL MEETING AND PROXY STATEMENT. In order to elect the Company's nominees to the Board of Directors and reject PPM's proposals, the Board of Directors unanimously recommends that you sign, date and mail the enclosed [WHITE] proxy card today. The shares represented by the enclosed proxy will be voted AGAINST the PPM proposals. The Board of Directors urges you not to sign any proxy card sent to you by PPM. If you have already done so, you may revoke your previously signed proxy by delivering a written notice of revocation to the Secretary of the Company or a later dated and executed [WHITE] proxy card, in the enclosed envelope or by attending the annual meeting and voting in person.

         Thank you for your attention to this important matter.



                                                     Frederick J. Mershad
                                                     Chairman of the Board
                                                     and Chief Executive Officer

                         THE ELDER-BEERMAN STORES CORP.
                                3155 El-Bee Road
                               Dayton, Ohio 45439
                               ------------------
                            NOTICE OF ANNUAL MEETING
                               ------------------

         The Annual Meeting of Shareholders of The Elder-Beerman Stores Corp. ("Elder-Beerman" or the "Company") will be held on August 24, 2000 at 8:00 a.m., eastern daylight time, at The Dayton Marriott Hotel, 1414 South Patterson Boulevard, Dayton, Ohio 45409. The principal business of the meeting will be:

         (1) To elect four Directors for a three-year term expiring in 2003. The Board of Directors recommends a vote FOR the election of its nominees, Dennis S. Bookshester, Stewart M. Kasen, John A. Muskovich and John J. Wiesner, and AGAINST the nominees proposed by PPM America, Inc. ("PPM").

         (2) To act upon a proposal of the Board of Directors to increase by 500,000 the number of shares of common stock covered by The Elder-Beerman Stores Corp. Equity and Performance Incentive Plan. The Board of Directors recommends a vote FOR the amendment.

         (3) To act upon PPM's proposal to amend Article IX of the Company's Amended Articles of Incorporation (the "Articles") to eliminate the Company's classified Board of Directors. The Board of Directors recommends a vote AGAINST this proposal.

         (4) To act upon PPM's proposal to adopt a new Article XIV to the Articles to allow the Company to opt out of Chapter 1704 of the Ohio Revised Code. The Board of Directors recommends a vote AGAINST this proposal.

         (5) To act upon PPM's proposal to amend Article X of the Articles to lower from 72% to a simple majority the shareholder approval requirement needed to amend or repeal sections in the Articles dealing with cumulative voting rights, preemptive rights to acquire shares, share repurchases by the Company, the classification of and staggered election system for the Board of Directors and the Amendment of Article X of the Articles. The Board of Directors recommends a vote AGAINST this proposal.

         (6) To act upon PPM's proposal to amend Regulation 3(a) of the Company's Amended Code of Regulations (the "Regulations") to permit a shareholder or shareholders who own 25% rather than 50% of the outstanding common stock of the Company to call special meetings of shareholders. The Board of Directors recommends a vote AGAINST this proposal.

         (7) To act upon PPM's proposal to amend Regulation 7(c) of the Regulations to eliminate the requirement that any shareholder who desires to bring business before the annual meeting of the Company's shareholders must notify the Company not more than 90 days, but not less than 60 days, in advance of such meeting of its intent to do so and of the nature of such business. The Board of Directors recommends a vote AGAINST this proposal.

         (8) To act upon PPM's proposal to amend Regulation 12 of the Regulations to eliminate the requirement that any shareholder who desires to propose any nominees for election to the Company's Board of Directors must notify the Company of its intent to do so and of the identity of its proposed nominees not more than 90 days, but not less than 60 days, in advance of such meeting. The Board of Directors recommends a vote AGAINST this proposal.

         (9) To act upon PPM's proposal to amend Regulation 34 of the Regulations to lower from 72% to a simple majority the shareholder approval requirement needed to amend or repeal the Regulations dealing with the time and place of shareholder meetings, who may call special meetings of the shareholders, the order of business (including advance notice of business to be brought) at shareholder meetings, the size of the Board of Directors, the filling of newly-created directorships and Board vacancies, the removal of directors, the nomination of directors (including advance notice of the intent to nominate directors) and the amendment of the Regulations. The Board of Directors recommends a vote AGAINST this proposal.

         (10) To act upon PPM's proposal to amend Regulation 9 of the Regulations to lower the shareholder approval requirement needed to alter the size of the Board from 72% to a simple majority. The Board of Directors recommends a vote AGAINST this proposal.

         (11) To act upon PPM's proposal to adopt a new Regulation 35 to the Regulations, pursuant to which the Company would opt out of the provisions of the Ohio Control Share Acquisition Act, which Act sets forth certain restrictions on the ability of persons to acquire 20% or more of the stock of an Ohio corporation. The Board of Directors recommends a vote AGAINST this proposal.

         (12) To act upon PPM's proposal to direct the Company's Board to utilize the $16.7 million remaining in its announced share purchase program to complete the program. The Board of Directors recommends a vote AGAINST this proposal.

         (13) To act upon PPM's proposal to direct the Company's Board to redeem the Company's poison pill shareholder rights plan. The Board of Directors recommends a vote AGAINST this proposal.

         (14) To act upon PPM's proposal to direct the Company's Board to revise its compensation program with respect to its senior officers. The Board of Directors recommends a vote AGAINST this proposal.

         (15) To transact any other business that may properly come before the meeting.


         Only shareholders of record on June 27, 2000 will be entitled to notice of and to vote at the annual meeting and at any adjournments or postponements of the meeting. If you own shares through a nominee, you must instruct your nominee to vote if you wish to have your vote counted.

By Order of the Board of Directors


                                                     Frederick J. Mershad
                                                     Chairman of the Board
                                                     and Chief Executive Officer
July __, 2000

                             YOUR VOTE IS IMPORTANT
                             ----------------------

         PLEASE PROMPTLY FILL OUT, SIGN, DATE AND MAIL THE ENCLOSED [WHITE] PROXY CARD WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. RETURNING A SIGNED PROXY WILL NOT PREVENT YOU FROM ATTENDING THE MEETING AND VOTING IN PERSON, IF YOU DESIRE.

         THE BOARD OF DIRECTORS ALSO URGES YOU NOT TO SIGN ANY PROXY CARD SENT TO YOU BY PPM. EVEN IF YOU HAVE PREVIOUSLY SIGNED A PROXY CARD SENT TO YOU BY PPM, YOU CAN REVOKE THAT EARLIER PROXY BY SIGNING, DATING AND MAILING THE ENCLOSED [WHITE] PROXY CARD IN THE ENVELOPE PROVIDED.

                               ------------------

         Also enclosed is a copy of our Annual Report for the year ended January 29, 2000. The Annual Report contains financial and other information about Elder-Beerman, but is not incorporated into the proxy statement. The Annual Report is not a part of the proxy soliciting material.

                         THE ELDER-BEERMAN STORES CORP.
                                3155 El-Bee Road
                               Dayton, Ohio 45439
                               ------------------

                                 PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON AUGUST 24, 2000

                   DATE OF THE PROXY STATEMENT - JULY __, 2000

                      INFORMATION ABOUT THE ANNUAL MEETING

INFORMATION ABOUT ATTENDING THE ANNUAL MEETING

         The Annual Meeting of Shareholders (the "Annual Meeting") of The Elder-Beerman Stores Corp. ("Elder- Beerman" or the "Company") will be held on Thursday, August 24, 2000 at 8:00 a.m., eastern daylight time, at The Dayton Marriott Hotel, 1414 South Patterson Boulevard, Dayton, Ohio 45409.

INFORMATION ABOUT THIS PROXY STATEMENT

         We sent you this proxy statement (the "Proxy Statement") and the enclosed [WHITE] proxy card because Elder-Beerman's Board of Directors is soliciting your permission to vote your shares of common stock at the Annual Meeting. If you own Elder-Beerman common stock in more than one account, such as individually and also jointly with your spouse, you may receive more than one set of these proxy materials. To assist us in saving money and to provide you with better shareholder services, we encourage you to have all your accounts registered in the same name and address. You may do this by contacting Elder-Beerman's Investor Relations Department at (937) 296-2700.

         This Proxy Statement summarizes information that we are required to provide to you under the rules of the Securities and Exchange Commission and is designed to assist you in voting your shares. This Proxy Statement, together with the Notice of Annual Meeting of Shareholders and proxy card, are first being mailed on or about July __, 2000, to all shareholders of record at the close of business on June 27, 2000.

         You may have received or may soon receive a separate proxy solicitation from PPM America, Inc. ("PPM") in connection with items PPM intends to present at the Annual Meeting. In its solicitation, PPM will propose three nominees for election to the Board of Directors and twelve additional proposals (collectively, the "PPM Proposals"). The PPM Proposals include amendments to the Company's Amended Articles of Incorporation (the "Articles") and Amended Code of Regulations (the "Regulations").

INFORMATION ABOUT VOTING

         Shareholders can vote on matters presented at the Annual Meeting in two ways:

         - BY PROXY-- You can vote by signing, dating and returning the enclosed [WHITE] proxy card. If you do this, the individuals named on the card (your "proxies") will vote your shares in the manner you indicate. You may specify on your proxy card whether your shares should be voted for all, some or none of the Company's nominees for director and whether your shares should be voted for or against the amendment to the Company's Equity and Performance Incentive Plan to be presented at the Annual Meeting and whether your shares should be voted for or against the PPM Proposals. If you do not indicate instructions on the card, your shares will be voted FOR the election of the Company's nominees for director and FOR the amendment to the Company's Equity and Performance Incentive Plan and AGAINST PPM's nominees for director and AGAINST the PPM Proposals.

         - IN PERSON -- You may come to the Annual Meeting and cast your vote there.

         The Board of Directors of the Company is soliciting votes FOR the Company's four nominees for election to the Board of Directors, FOR the amendment to the Company's Equity and Performance Incentive Plan and AGAINST PPM's nominees for election to the Board of Directors and AGAINST the PPM Proposals.

         You may revoke your proxy at any time before the vote at the Annual Meeting by sending a written notice of revocation to Elder-Beerman's Secretary prior to the Annual Meeting or by attending the Annual Meeting and voting in person. If you have already signed a proxy card sent to you by PPM, you may revoke your previously signed proxy by delivering a written notice of revocation to the Secretary of the Company or a later dated and executed [WHITE] proxy card in the enclosed envelope.

         Each share of Elder-Beerman common stock is entitled to one vote. As of June 26, 2000, there were 14,923,846 shares of common stock outstanding.

INFORMATION REGARDING TABULATION OF THE VOTE

         Elder-Beerman has a policy that all proxies, ballots and votes tabulated at a meeting of the shareholders are confidential. Representatives of ______________ will tabulate votes and act as Inspectors of Election at the Annual Meeting.

QUORUM REQUIREMENTS

         A quorum of shareholders is necessary to hold a valid meeting. Under Elder-Beerman's Regulations, if shareholders entitled to cast a majority of all the votes entitled to be cast at the Annual Meeting are present in person or by proxy, a quorum will exist to conduct all business at the Annual Meeting. Abstentions are counted as present for establishing a quorum, but broker nonvotes are not. A broker nonvote occurs when a broker votes on some matters on the proxy card but not on others because the broker does not have the authority to do so.

         The holders of a majority of the votes represented at the Annual Meeting, whether or not a quorum is present, may adjourn the meeting without notice other than by announcement at the meeting of the date, time and location at which the meeting will be reconvened.

INFORMATION ABOUT VOTES NECESSARY FOR ACTION TO BE TAKEN

         ELECTION OF DIRECTORS

         The four nominees for directors receiving the greatest number of votes will be elected at the Annual Meeting.

         AMENDMENT TO THE EQUITY AND PERFORMANCE INCENTIVE PLAN

         A majority of all the votes cast at the Annual Meeting will be required for the approval of the amendment to the Equity and Performance Incentive Plan.

         PPM PROPOSALS

         The affirmative vote of the holders of at least 72% of the outstanding common stock of the Company is required to approve Items 3, 5, 6, 7, 8, 9 and
10. The affirmative vote of the holders of at least 66-2/3% of the outstanding common stock of the Company is required to approve Item 4 and the affirmative vote of a majority of the outstanding common stock of the Company is required to approve Item 11. No vote of the shareholders can require the Company to take action with respect to Items 12, 13 and 14.

         Abstentions and broker nonvotes will have no effect on the result of the vote on the items to be presented at the Annual Meeting.

REVOCATION OF PROXY

         If you give a proxy, you may revoke it at any time before the vote at the Annual Meeting by giving notice to Elder-Beerman's Secretary in writing prior to the Annual Meeting or by voting in person at the Annual Meeting.

COSTS OF PROXY SOLICITATION

         Elder-Beerman will pay all the costs of soliciting these proxies. In addition to solicitation by mail, proxies may be solicited personally, by telegram, telephone or personal interview by an officer or regular employee of the Company. Elder-Beerman will also ask banks, brokers and other institutional nominees and fiduciaries to forward the proxy material to their principals and to obtain authority to execute proxies, and reimburse them for their expenses. In addition, Elder-Beerman has also retained Morrow & Co. to aid in the distribution and solicitation of proxies, and has agreed to pay them a fee of approximately $________, plus reasonable expenses.

Background Information about PPM Proposals

         On June 7, 2000, PPM filed with the Securities and Exchange Commission an Amendment to its Schedule 13D with Preliminary Proxy Materials (the "PPM Proxy") attached. The PPM Proxy sets forth PPM's intentions to solicit proxies for the election of three nominees for directors to be elected at the Annual Meeting and the adoption of the PPM Proposals it intends to make at the Annual Meeting.

         PPM indicated in the PPM Proxy that it is soliciting proxies in part because, "in its view, the Company continues to maintain inappropriate constraints on shareholder action" and that "the Company's current polices and methods of doing business reflect a lack of concern for maximizing the value of the Company for the benefit of its shareholders." The Company's Board of Directors strongly opposes the PPM Proposals. As described in this Proxy Statement, the Company believes that the PPM Proposals are not in the best interest of the shareholders. Additionally, the Company believes that the Company's actions and policies do reflect a commitment to maximize the value of the Company for its shareholders. PPM's Proxy contained repetitive statements about the Company's Board of Directors' failure to adequately maximize shareholder value; however, PPM's Proxy did not contain any specific actions that PPM intends to take if PPM's nominees are elected to the Board of Directors, nor did PPM indicate that it knows of anyone that is prepared to or willing to buy the Company. If PPM's Proposals are adopted, the Company will be without any measures to maximize shareholder value if an unsolicited proposal to buy the Company is received. The PPM Proxy did not address the important issue of what the Company would do if an unsolicited bid was received by the Company and the Company did not have the protective provisions in its Articles and Regulations. As described in this Proxy Statement, the provisions in the Company's Articles and Regulations that the PPM Proposals would eliminate are designed to protect the Company's shareholders against unsolicited attempts to buy the Company that would result in an unfair or disparate price for the shareholders.

The Company's Actions to Maximize Shareholder Value

         The Board of Directors' objective is to enhance the value of the Company for its shareholders. On February 28, 2000, the Company announced that it engaged Wasserstein Perella & Co. to explore strategic alternatives in order to maximize shareholder value. This process is ongoing and the Company is working with its advisors in order to maximize the value of the Company for the benefit of its shareholders.

         In addition to its exploration of strategic alternatives, the Company has executed a number of initiatives that the Company believes will help to generate the best overall result for its shareholders, including:

         - The addition of two independent directors to the Board of Directors at the request of the Company's shareholders.

         - The development of a new store prototype and the opening of the first two of these stores in the Fall of 1999, and the announcement of three new concept stores in Howell, Michigan, West Bend, Wisconsin and Jasper, Indiana to be opened during the fall of this year.

         - The expansion of two stores in Sandusky, Ohio and Winfield, West Virginia.

         - The implementation of a planning/distributor merchandising structure.

         - The implementation of an innovative proprietary point of sale system to bring better and more efficient service to the Company's customers.

         -        The $300 million renewal of the Company's credit facilities.

         - The sale of the Bee-Gee Shoe division so that the Company can focus on its core department store business.

         - The closure of two underperforming stores in Wheeling and Charleston, West Virginia.

         - The purchase of 1.1 million shares ($7 million) of the Company's common stock pursuant to the two-year, $24 million stock repurchase program implemented during fiscal year 1999.


         The Company has also revised its strategic plan to improve performance and strengthen shareholder value in both the short and long term. The revised plan includes plans for shifting the Company's merchandising strategy to emphasize opening and moderate priced, value driven assortments in all families of business, with an intense focus on certain key businesses, streamlining the Company's organizational structure and accelerating new store growth in the concept store format.

         Management of the Company and the Board of Directors have devoted significant time and effort to developing and implementing the Company's plans and initiatives to improve the operating performance of the Company and to best maximize the value of the Company for its shareholders. The Company believes that its nominees are better suited to serve as directors of the Company and to carry out the plans of the Company. The PPM Proxy does not indicate any concrete plans that its nominees plan to take that would substantially increase shareholder value. The Company also believes that the PPM Proposals are harmful to shareholders because if adopted, the Company would be unprotected against unsolicited attempts to buy the Company that may not be in the best interests of the Company's shareholders. The Board of Directors believes that the PPM Proposals are being initiated by PPM because PPM wants to sell its shares of the Company's common stock quickly without regard to whether the price it can sell at would maximize shareholder value and not because PPM is looking out for the best interests of all of the Company's shareholders.

         THE BOARD OF DIRECTORS BELIEVES THAT THE ELECTION OF THE NOMINEES PROPOSED BY PPM AND THE ADOPTION OF THE PPM PROPOSALS IS NOT IN THE BEST INTEREST OF THE COMPANY'S SHAREHOLDERS AND RECOMMENDS THAT YOU VOTE AGAINST THE NOMINEES PROPOSED BY PPM AND AGAINST THE PPM PROPOSALS.

OTHER MATTERS

         The Board of Directors does not know of any other matter that will be presented at the Annual Meeting other than the proposals discussed in this Proxy Statement. Under our Regulations, generally no business besides the items discussed in this Proxy Statement may be conducted or considered at the Annual Meeting. However, if any other matter properly comes before the Annual Meeting, the persons you have designated as your proxies will act on such proposal in their discretion.

                                  ITEM NUMBER 1
                              ELECTION OF DIRECTORS


ELECTION OF DIRECTORS

         The Board of Directors has eleven members and is divided into three classes. Classes II and III each consist of four members and Class I consists of three members. A single class of directors is elected annually for a three-year term.

         The terms of the following Class II directors expire at the Annual
Meeting: Dennis S. Bookshester, Stewart M. Kasen, John A. Muskovich and John J. Wiesner. For election as Class II directors at the Annual Meeting, the Nominating and Corporate Governance Committee has recommended, and the Board of Directors has approved, the re-nominations of Messrs. Bookshester, Kasen, Muskovich and Wiesner to serve as directors for the three-year term of office which will expire at the Annual Meeting of Shareholders in the year 2003. Each director elected will serve until the term of office of the class to which he is elected expires and until the election and qualification of his successor.

         The directors to be elected will be elected by a plurality of the votes cast for directors. Except to the extent that shareholders indicate otherwise on their proxies solicited by Elder-Beerman's Board of Directors, the holders of such proxies intend to vote these proxies for the election as directors of the persons named in the following table as nominees for election. The Board has no reason to believe that the persons nominated will not be available to serve. If a vacancy among such nominees occurs prior to the Annual Meeting, shares of common stock of Elder-Beerman (the "Common Stock") represented by such proxies will be voted for such other person or persons as shall be determined by the holders of such proxies in their discretion or, so long as such action does not conflict with the provisions of Elder-Beerman's Articles, the Board of Directors may, in its discretion, reduce the number of directors to be elected.

         THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE FOUR NOMINEES FOR DIRECTOR NOMINATED BY THE COMPANY.

         PPM is seeking the election of three of its nominees for director. PPM has nominated Mark F.C. Berner, Moira A. Cary and Eugene I. Davis to be elected to the Board. The Board of Directors believes that the election of PPM's nominees is not in the best interest of the shareholders. PPM indicated in the PPM Proxy that it "thinks the election of highly qualified, interested and independent individuals as directors would greatly improve the Board." PPM did not state why these individuals are capable of improving the Company's Board of Directors. Three of the four of the Company's nominees are independent directors and all of the Company's nominees are highly qualified and interested. In fact, Messrs. Bookshester and Macaluso were elected to the Board in December 1999 at the request of Snyder Capital Management, Inc. (the Company's largest shareholder) and PPM that the Company add two independent directors to the Board. In total, nine of the Company's 11 Directors are independent of the Company other than for their roles as Directors. The Board of Directors believes that the Company's nominees are familiar with the Company and its businesses and operations and are committed to the strategic alternative process.

         Listed below are the names of the Company's four nominees for election to the Board of Directors in Class II, and those continuing directors in Classes III and I who have previously been elected to terms that will expire in the year 2001 and the year 2002, respectively. Also listed is the year in which each individual first became a director of the Company and the individual's principal occupation and other directorships.

NOMINEES FOR DIRECTOR FOR THREE-YEAR TERMS ENDING IN 2003:




NAME                          DIRECTOR       AGE       PRINCIPAL OCCUPATION AND DIRECTORSHIPS
                              SINCE

Dennis S. Bookshester         1999           61        Mr. Bookshester serves as the Chief Executive Officer of
                                                       Fruit of the Loom, a garment manufacturer that filed for
                                                       protection under Chapter 11 of the United States Bankruptcy
                                                       Code in December 1999.  Mr. Bookshester also currently
                                                       serves as a Director of Fruit of the Loom and Playboy
                                                       Enterprises and as Chairman of Cutanix Corp.

Stewart M. Kasen              1997           60        Mr. Kasen is currently a private investor.  Mr. Kasen
                                                       previously served as the President and Chief Executive
                                                       Officer of Factory Card Outlet Corp. ("Factory Cards") from
                                                       May 1998 through October 1999 and as Chairman from April
                                                       1997 through 1999.  Factory Cards filed for protection under
                                                       Chapter 11 of the United States Bankruptcy Code in March
                                                       1999 and is developing a reorganization plan.  Mr. Kasen
                                                       served as Chairman of the Board, President, and Chief
                                                       Executive Officer of Best Products Co., Inc. ("Best
                                                       Products"), a Richmond, Virginia, retail catalogue showroom company, from June 1994 through April 1996, President and
                                                       Chief Executive Officer from June 1991 to June 1994, and
                                                       President and Chief Operating Officer from 1989 to June
                                                       1991. Best Products filed for protection under chapter 11 of the United States Bankruptcy Code in January 1991.  Best
                                                       Products' plan of reorganization was confirmed in June 1994, and it filed a petition for bankruptcy under chapter 11 again on September 24, 1996.  Mr. Kasen also currently serves as a
                                                       Director of Markel Corp.

John A. Muskovich             1997           53        Mr. Muskovich has Served as President and Chief Operating
                                                       Officer of Elder-Beerman since December 1997 and served
                                                       as Executive Vice President of Administration of
                                                       Elder-Beerman from February 1996 to December 1997. In
                                                       addition, Mr. Muskovich served as Chief Financial Officer
                                                       from December 1997 through March 1999. Prior to this
                                                       time, Mr. Muskovich served as Director of Business Process for Kmart Corp. from September 1995 to February 1996;
                                                       President of the Claims Services Group with Federated
                                                       Department Stores, Inc. ("Federated") from February 1992 to
                                                       August 1995; Vice President of Benefits of Federated from
                                                       1994 to 1995; and Vice President, Corporate Controller of
                                                       Federated from 1988 to 1992.

John J. Wiesner               1997           61        Mr. Wiesner has Served as Interim Chief Executive Officer of
                                                       Stage Stores, Inc., a Regional Apparel Retailer, Since February
                                                       2000.  Mr. Wiesner Retired From C.r. Anthony, a Regional
                                                       Apparel Retailer, in June 1997.  Prior to Retirement, Mr.
                                                       Wiesner Served as Chairman of the Board of Directors,
                                                       President and Chief Executive Officer of C.r. Anthony, From
                                                       April 1987 to June 1997.  Mr. Wiesner Also Currently Serves
                                                       as a Director of Stage Stores, Inc., Lamonts Apparel, Inc. and
                                                       the Loewen Group, Inc. and as a Member of  the Advisory
                                                       Committee of the Board of Directors of Fiesta Stores, Inc.

DIRECTORS IN CLASS III CONTINUING IN OFFICE UNTIL 2001:


NAME                          DIRECTOR       AGE       PRINCIPAL OCCUPATION AND DIRECTORSHIPS
                              SINCE

Charles Macaluso              1999           56        Mr. Macaluso is a Principal in East Ridge Consulting, Inc., a
                                                       management advisory and investment firm he founded in
                                                       1999.  Prior to this, Mr. Macaluso served as a Principal from
                                                       1996 through 1999 in Miller Associates, Inc., a management consulting firm.  Prior to this, Mr. Macaluso was a partner with the Airlie Group, L.P. and an analyst for Investment
                                                       Limited Partners, L.P., both private investment partnerships, from 1986 through 1996.

Steven C. Mason               1997           64        Mr. Mason Retired From Mead Corp., a Forest Products
                                                       Company, in November 1997.  Prior to Retirement, Mr. Mason
                                                       Served as Chairman of the Board and Chief Executive Officer
                                                       of Mead Corp. From April 1992 to November 1997.  Mr.
                                                       Mason Also Currently Serves as a Director of Ppg Industries,
                                                       Inc. and Convergys.

Frederick J. Mershad          1997           57        Mr. Mershad has Served as Chairman of the Board of
                                                       Elder-beerman Since December 1997, as Chief Executive
                                                       Officer of Elder-beerman Since January 1997 and as
                                                       President and a Director of Elder-beerman From January
                                                       1997 to December 1997.  Prior to This Time, Mr. Mershad
                                                       Served as President and Chief Executive Officer of the
                                                       Proffitt's Division of Saks, Inc. ("Proffitt's") From February
                                                       1995 to December 1996; Executive Vice President,
                                                       Merchandising Stores for Proffitt's From May 1994 to
                                                       January 1995; Senior Vice President, General Merchandise
                                                       Manager, Home Store for the Rich's Department Stores
                                                       Division of Federated From August 1993 to May 1994; and
                                                       Executive Vice President, Merchandising and Marketing of
                                                       the Mcrae's Department Stores Division of Proffitt's From
                                                       June 1990 to August 1993.

Jack A. Staph                 1997           54        Mr. Staph is Currently a Consultant, Lawyer and Private
                                                       Investor.  Mr. Staph has Also Served in an Unrestricted
                                                       Advisory Capacity to Cvs Corp. Since June 1997.  Prior to
                                                       This Time, Mr. Staph Served as Senior Vice President,
                                                       Secretary, and General Counsel of Revco D.s., Inc., a Retail
                                                       Pharmacy Company, From October 1972 to August 1997.

DIRECTORS IN CLASS I CONTINUING IN OFFICE UNTIL 2002:

NAME                          DIRECTOR       AGE       PRINCIPAL OCCUPATION AND DIRECTORSHIPS
                              SINCE

Thomas J. Noonan, Jr.         1997           60        Mr. Noonan Serves as Executive Vice President of Wsr, Inc.
                                                       ("Wsr"), an Automotive Aftermarket Retailer, and has Served
                                                       in This Capacity Since January 2000.  Mr. Noonan Served as
                                                       Wsr's Chief Restructuring Officer From August 1998
                                                       Through December 1999.  He Also Serves as the Chief
                                                       Executive Officer of the Coppergate Group ("Coppergate"), a
                                                       Financial Investment and Management Company, and has
                                                       Served in This Capacity Since May 1996.  Prior to That, He
                                                       Served as a Managing Director of Coppergate From April
                                                       1993 Through May 1996.  Mr. Noonan Served as Executive
                                                       Vice President and Chief Financial Officer of Herman's
                                                       Sporting Goods, Inc., a Sporting Goods Retailer That Filed for
                                                       Protection Under Chapter 11 of the United States Bankruptcy
                                                       Code and is Currently Being Liquidated From August 1994
                                                       Through 1999. Mr. Noonan Also Currently Serves as a Director
                                                       of Intrenet Inc.

Bernard Olsoff                1997           71        Mr. Olsoff Retired From Frederick Atkins, a Retail Marketing
                                                       and Consulting Company, in 1997.  Prior to This Time, Mr.
                                                       Olsoff Served as President, Chief Executive Officer and Chief
                                                       Operating Officer of Frederick Atkins, From 1994 to April
                                                       1997, and President and Chief Operating Officer From 1983
                                                       to 1994.  Mr. Olsoff Also  Currently Serves as a Director of
                                                       the Leslie Fay Companies, Inc., an Apparel Design and
                                                       Manufacturing Company ("Leslie Fay").

Laura H. Pomerantz            1997           52        Mrs. Pomerantz Currently Serves as President of Lhp
                                                       Consulting & Management, a Real Estate Consulting Firm, and
                                                       has Served in This Capacity Since 1995.  Through Lhp
                                                       Consulting & Management, Mrs. Pomerantz is Also
                                                       Associated With Newmark Real Estate Co., Inc., a Commercial
                                                       Real Estate Company, as Senior Managing Director and has
                                                       Served in This Capacity Since August 1996.  Prior Thereto, Mrs.
                                                       Pomerantz Served as Senior Managing Director of S.l. Green
                                                       Real Estate Company, a Commercial Real Estate Company,
                                                       From August 1995 to July 1996, and was Affiliated With
                                                       Koeppel Tenor Real Estate Services, Inc., a Commercial Real
                                                       Estate Company, From March 1995 Through July 1995.  Prior
                                                       to This Time, Mrs. Pomerantz Served as Executive Vice
                                                       President and a Director of Leslie Fay, From January 1993 to
                                                       November 1994, and as Senior Vice President and Vice
                                                       President of Leslie Fay From 1986 Through 1992.

                                  ITEM NUMBER 2
PROPOSED AMENDMENT TO THE COMPANY'S EQUITY AND PERFORMANCE INCENTIVE PLAN

GENERAL

         The Elder-Beerman Stores Corp. Equity and Performance Incentive Plan (the "Plan") was approved in December, 1997 pursuant the Company's plan of reorganization, which was confirmed by the United States Bankruptcy Court. On April 13, 2000, the Board of Directors approved an amendment to the Plan, subject to shareholder approval at the Annual Meeting. The proposed amendment would increase the number of shares of Common Stock to be issued under the Plan from 2,250,000 to 2,750,000, thereby making additional shares available for grant under the Plan. The additional shares represent approximately 3.34% of the issued and outstanding stock of the Company. To date, options to acquire approximately 1,835,318 shares of Common Stock have been granted under the Plan and approximately 445,607 shares of Common Stock in the form of restricted shares and deferred shares have been granted under the Plan. The Board of Directors intends to continue granting these awards in order to assist the Company in developing and maintaining strong management and an increase in the maximum number of shares under the Plan would allow these future grants.

         A summary description of the Plan is set forth below. The full text of the Plan, as amended by this proposal, is annexed to this Proxy Statement as Annex A, and the following summary is qualified in its entirety by reference to Annex A.

SUMMARY OF THE PLAN

         General. Under the Plan, the Board of Directors (the "Board") is authorized to make awards of options to purchase shares of Common Stock ("Option Rights"), awards of Tandem Appreciation Rights and/or Free-Standing Appreciation Rights ("Appreciation Rights"), awards of restricted shares ("Restricted Shares"), awards of deferred Shares ("Deferred Shares"), and awards of performance shares ("Performance Shares") and performance units ("Performance Units"). The terms applicable to awards of the various types, including those terms that may be established by the Board when making or administering particular awards, are set forth in detail in the Plan.

         Shares Available Under the Plan. Subject to adjustments as provided in the Plan, the number of shares of Common Stock that may be issued or transferred
(i) upon the exercise of the Option Rights or Appreciation Rights, (ii) as Restricted Shares and released from substantial risks and forfeiture thereof,
(iii) as Deferred Shares, (iv) in payment of Performance Shares or Performance Units that have been earned, (v) as awards to Non-Employee Directors, or (vi) in payments of dividend equivalents paid with respect to awards made under the Plan may not exceed, in the aggregate, 2,750,000 shares (2,250,000 of which were approved in 1997 and 500,000 of which are being added by the proposed amendment) plus any shares relating to awards that expire or are forfeited or canceled. Such shares of Common Stock may be shares of original issuance or treasury shares or a combination of both.

         Limitations on Specific Kinds of Awards. In addition to the general limitation on the number of shares of Common Stock available under the Plan, the Plan specifically prevents grants to any participant in excess of 300,000 shares of Common Stock during any calendar year. Additionally, no participant may be granted, during any calendar year, more than 300,000 Appreciation Rights, 75,000 Restricted Shares, 5,000 Deferred Shares and Performance Shares or Performance Units having an aggregate maximum value as of their respective dates of grant in excess of $1,000,000.

         Eligibility. Officers, including officers who are members of the Board, Non-Employee Directors, and other key employees of the Company and its subsidiaries may be selected by the Board to receive benefits under the Plan. The Board may also make awards under the Plan to any person who has agreed to commence serving in any such capacity within 90 days of the date of the grant of the award.

         Option Rights. The Board may grant Option Rights, which entitle the participant to purchase a specified number of shares of Common Stock at an option price, which may be equal to or more or less than (but not less than 75% of) the fair market value of the shares of Common Stock, as determined by the Board, on the date of the grant. However, if the Board grants Option Rights that are intended to qualify as incentive stock options ("Incentive Stock Options") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended from time to time (the "Code"), the option price per share may not be less than 100% of the fair market value of the shares of Common Stock, as determined by the Board, on the date of the grant. The grant will specify whether the option price will be payable (i) in cash or by check acceptable to the Company, (ii) by the actual or constructive transfer to the Company of nonforfeitable, unrestricted shares of Common Stock owned by the participant having a value at the time of exercise equal to the total option price, or (iii) by a combination of such methods of payment. Any grant may provide for deferred payment of the option price from the proceeds of sale through a bank or broker on a date satisfactory to the Company of some or all of the shares to which such exercise relates.

         No Option Right may be exercised more than ten years from the date of the grant. Each grant must specify the period of continuous employment with the Company or any subsidiary that is necessary before the Option Rights become exercisable and may provide for the earlier exercise of such Option Rights in the event of a Change of Ownership (as defined in the Plan) of the Company. Successive grants may be made to the same participant whether or not Option Rights previously granted remain unexercised. The exercise of an Option Right cancels, on a share-for-share basis, any Tandem Appreciation Right (described below).

         Appreciation Rights. The Board may authorize the granting of Tandem Appreciation Rights. A Tandem Appreciation Right is a right to receive from the Company up to 100 percent of the spread between the option price and the current value of the shares of Common Stock underlying the option. Additionally, the Board may authorize the granting of Free-Standing Appreciation Rights, which are rights to receive from the Company an amount determined by the Board as a percentage of the spread at the time of exercise.

         Each grant of Appreciation Rights may utilize any or all of the following authorizations, and will be subject to all of the following requirements (i) the amount payable on exercise of an Appreciation Right may be paid by the Company in cash, in shares of Common Stock or in any combination and may grant to the participant or retain in the Board the right to elect among the alternatives, (ii) a maximum amount payable on exercise, (iii) waiting periods before exercise, (iv) permissible exercise dates, periods or occurrences, and
(v) Performance Objectives (described below) that must be achieved as a condition to exercise such rights.

         Restricted Shares. The Board may also authorize the grant or sale of Restricted Shares, which constitutes an immediate transfer of ownership of shares of Common Stock to the participant in consideration of the performance of services, entitling such participant to voting, dividend and other ownership rights, but may be subject to substantial risk of forfeiture and restrictions on transfer. Each grant or sale of Restricted Shares may utilize any or all of the following authorizations, and will be subject to all of the following requirements (i) the transfer may be made without additional consideration or in consideration of a payment by the participant that is less than current fair market value of the shares of Common Stock, as determined by the Board, (ii) each grant or sale will provide that the Restricted Shares will be subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code, except (if the Board so determines) in the event of retirement, disability or death of the participant or a Change of Ownership (as defined in the Plan) of the Company, for a period of not less than three years as determined by the Board, (iii) during the period for which "substantial risk of forfeiture" continues, the transferability of Restricted Shares will be prohibited or restricted in the manner and to the extent prescribed by the Board at the date of the grant, (iv) if Performance Objectives (described below) are specified, the achievement of those objectives will result in termination of the restrictions applicable to such shares, and (v) each grant or sale may require that any or all dividends or other distributions paid thereon during the period of restriction be automatically deferred and reinvested in additional Restricted Shares.

         Deferred Shares. The Board may also authorize the granting or sale of Deferred Shares, which constitutes an agreement by the Company to deliver shares of Common Stock to the participant in the future in consideration of the performance of services and subject to the fulfillment of any conditions during the deferral period, which the Board may specify. Each grant or sale may be made without additional consideration or in consideration of a payment to the participant that is equal to or less than the fair market value of the shares of Common Stock, as determined by the Board, on the date of the grant. Deferral periods must constitute not less than one year as determined by the Board at the date of the grant, except (if the Board so determines) in the event of retirement, disability or death of the participant or a Change of Ownership (as defined in the Plan) of the Company. During the deferral period, the participant will have no right to transfer any rights under the award and will have no rights of ownership in the Deferred Shares and will have no right to vote them.

         Performance Shares and Performance Units. The Board may also authorize the granting of Performance Shares and Performance Units that will become payable to a participant upon achievement of specified Performance Objectives (described below). Each grant will specify the number of Performance Shares or Performance Units to which it pertains and the Performance Objectives which, if achieved, will result in payment or early payment of the award. Each grant may specify a minimum acceptable level of achievement below which no payment may be made and will set forth a formula for determining the number of Performance Shares or Performance Units that will be earned if performance is at or above the minimum level, but falls short of full achievement of the specified Performance Objectives. Each grant will specify the performance period during which the Performance Objectives should be achieved and will be such period of time, not less than one year, commencing with the date of the grant as is determined by the Board at the date of the grant.

         Each grant will specify the time and manner of payment of Performance Shares or Performance Units that have been earned. The amount may be paid by the Company in cash, in shares of Common Stock or in any combination thereof and may either grant to the participant or retain in the Board the right to elect among the alternatives. Dividend equivalents on Performance Shares may be paid in cash or in shares of Common Stock on a current, deferred or contingent basis. Any grant of Performance Shares may specify a maximum amount payable and any grant of Performance Units may specify a maximum amount payable or the maximum number of shares of Common Stock issued upon achievement of Performance Objectives.

         Performance Objectives. The Board may establish performance objectives for participants who have received awards of Performance Shares or Performance Units, or, if so determined, Option Rights, Appreciation Rights or Restricted Shares. Section 162(m) of the Code requires that the Plan and the performance measures which must be attained to earn compensation under performance-based awards be disclosed to and approved by shareholders. Such performance measures or "Performance Objectives" may be described either in terms of Company-wide objectives or objectives that are related to performance of the individual participant or in the division, subsidiary, department or function within the Company or a subsidiary in which the participant is employed. The Performance Objectives applicable to any award to a participant who is or is likely to become a "covered employee" within the meaning of Section 162(m) of the Code will be based on specified levels of, or growth in, one or more of the following criteria:

         1.  earnings;
         2.  earnings before interest, tax, depreciation and amortization;
         3.  earnings per share;
         4.  share price;
         5.  total shareholder return;
         6.  return on invested capital, equity or assets;
         7.  operating earnings; and
         8.  sales growth.

         If the Board determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Performance Objectives unsuitable, the Board may in its discretion modify such Performance Objectives or the related minimum acceptable level of achievement, in whole or in part, as the Board deems appropriate or equitable, except in the case of a "covered employee" where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code.

         Annual Incentive Awards. The purpose of annual incentive awards ("Annual Incentive Awards") provided under the Plan is to provide for the grant of short-term performance awards to certain key employees of the Company based on their attainment of predetermined goals which will further the interests of the Company and its shareholders. Following the end of the Company's fiscal year, the Board will determine whether and to what extent the goals, the threshold or thresholds to be satisfied in order for a participant to qualify for all or a portion of an Annual Incentive Award, as determined by the Board, have been met and what Annual Incentive Awards have been earned, and will notify each participant of his or her entitlement. Annual Incentive Awards will be paid in cash as soon as practicable following the determination by the Board of such award, subject to any deferral election made by the participant. A participant may elect to defer up to 50% of an Annual Incentive Awards, which portion will be converted and granted as Deferred Shares using the fair market value of the shares of Common Stock, as determined by the Board, on the last day of the Company's fiscal year for which such award is earned. Upon the lapse of the deferral period, each participant will be granted Restricted Shares, the number of which will be calculated using the fair market value of the shares of Common Stock, as determined by the Board, on the last day of the Company's fiscal year to which the award relates, to 25% of the deferred portion of such award deferred.

         Transferability. Except as determined by the Board on a case-by-case basis, no Option Right, Appreciation Rights or other derivative security granted under the Plan will be transferable by a participant other than by will or the laws of descent and distribution, except (in the case of a participant who is not a Director or officer of the Company) to a fully revocable trust of which the participant is treated as the owner for federal income tax purposes. Option Rights and Appreciation Rights will be excersiable only during the participant's lifetime by him or her or by the participant's guardian or legal representative.

         The Board may specify on the date of the grant that part or all of the shares of Common Stock that are (i) to be issued or transferred by the Company upon the exercise of Option Rights or Appreciation Rights, upon the termination of the deferral period applicable to Deferred Shares or upon payment under any grant of Performance Shares or Performance Units or (ii) no longer subject to the substantial risk of forfeiture and restrictions on transfer, will be subject to further restrictions on transfer.

         Adjustments. The Board may make or provide for such adjustments in the number of shares of Common Stock covered by outstanding Option Rights, Appreciation Rights, Deferred Shares, and Performance Shares granted hereunder, in the prices per share applicable to such Option Rights and Appreciation Rights and in the kinds of shares covered thereby, as the Board, in its sole discretion exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the rights of participants that otherwise would result from
(i) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, or (ii) any merger, consolidation, spin-off, split-off, spin-out, split-up reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (iii) any other corporate transaction or event having an effect similar to any of the foregoing. Notwithstanding any other provision of the Plan, following any adjustment, the total percent of share equivalents to be made available under the Plan will be 15% of shares outstanding after such adjustment.

         Administration and Amendments. The Plan is administered by the Board, which may from time to time delegate all or any of part of its authority under the Plan to a committee of the Board. The interpretation and construction by the Board of any provision of the Plan or of any agreement, notification or document evidencing the grant of Option Rights, Appreciation Rights, Restricted Shares, Deferred Shares, Performance Shares or Performance Units and any determination by the Board pursuant to any provision of the Plan or of any such agreement, notification or document will be final and conclusive.

         The Board may at any time and from time to time amend the Plan in whole or in part; provided, however, that any amendment which must be approved by the shareholders of the Company in order to comply with applicable law or the rules of any national securities exchange upon which the shares of Common Stock are traded or quoted will not be effective unless and until such approval has been obtained.

         The Board will not, without further approval of the shareholders of the Company, authorize the amendment of any outstanding Option Rights to reduce the option price. Furthermore, no Option Right may be canceled and replaced to the same individual with awards having a lower option price without further approval of the shareholders.

         If a participant holding (i) an Option Right or Appreciation Right that is not immediately exercisable in full, (ii) any Restricted Shares as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, (iii) any Deferred Shares as to which the deferral period has not been completed, (iv) any Performance Shares or Performance Units which have not been fully earned, or (v) shares of Common Stock subject to any transfer restrictions, terminates employment by reasons of death, disability, normal or early retirement, or in the event of hardship or other special circumstances, the Board may, in its sole discretion, take any action it deems equitable or in the Company's best interest.

         The Board may permit participants to elect to defer the issuance of shares of Common Stock or the settlement of awards in cash under the Plan pursuant to such rules, procedures or programs as it may establish for purposes of the Plan. The Board may also provide that deferred issuances and settlements include the payment or crediting of dividend equivalents or interest on the deferral amounts.

         Termination. No grant may be made under the Plan more than 10 years after the date on which the Plan is first approved, but all grants made on or prior to such date will continue in effect thereafter subject to the terms thereof and of the Plan.

         General. The closing price on NASDAQ of the shares of Common Stock of the Company on June 1, 2000 was $4.50 per share.

PLAN BENEFITS

         It is not possible to determine the future awards that will be received by participants in the Plan. Set forth in the table below are the number of Non-Qualified Stock Options and Restricted Shares that were granted under the Plan during the Company's fiscal year 1999 and through April 13, 2000, to each of (i) the chief executive officer and the four most highly compensated executive officers of the Company, (ii) all present executive officers as a group and (iii) all employees, including all present officers who are not executive officers, as a group.

                                  PLAN BENEFITS
                      EQUITY AND PERFORMANCE INCENTIVE PLAN


                                         GRANT/AWARD      STOCK OPTIONS      EXERCISE           RESTRICTED    SHARES GRANTED
                                                          -------------                         ----------    --------------
NAME AND POSITION                           DATE             GRANTED          PRICE ($)            NUMBER      VALUE ($)(1)
-----------------                           ----             -------          ---------            ------      ------------
Frederick J. Mershad.................       2000
     Chairman and Chief                     1999              90,000              8.00               75,000        581,250(2)
        Executive Officer                                    100,000              9.60
                                                             110,000             11.20

John A. Muskovich....................       2000
     President, Chief Operating Officer     1999              48,000               8.00              40,000        310,000(2)
                                                              53,500               9.60
                                                              58,500              11.20

Scott J. Davido......................       2000                                                      5,000         29,690
     Executive Vice President - Chief       1999              15,000              9.125               5,000         45,625
     Financial Officer, Treasurer and                         10,000              9.125
     Secretary

Charles P. Shaffer...................       2000
     Executive Vice President -             1999              15,000              9.125               1,108          5,540(4)
     Merchandising and Marketing                              25,000              6.750              10,000         67,500

James M. Zamberlan...................       2000                                                      5,000         29,690
     Executive Vice President, Stores       1999              20,000              9.125

Executive Officer Group (3)..........       2000                                                     10,000         59,380
                                            1999             545,000                                131,108      1,009,915

Non-Executive Director Group.........       2000              34,668                                 18,000         90,000
                                            1999              44,554                                 10,875         88,135

Non-Executive Officer Employee Group.       2000              25,000                                  4,000         23,752
                                            1999             244,000                                  2,785         13,925(4)
-------------------------------------

(1) Reflects value on date of award.

(2) Vests three years from date of grant only if certain performance objectives are met.

(3) Includes five executives listed above.

(4) Restricted Share Company match for 1999 bonus deferral.

FEDERAL INCOME TAX CONSEQUENCES

         The following is a brief summary of the Federal income tax consequences of certain transactions under the Plan based on Federal income tax laws in effect on January 1, 2000. This summary is not intended to be complete and does not describe state or local tax consequences.

TAX CONSEQUENCES TO PARTICIPANTS

         Non-qualified Stock Options. In general, (i) no income will be recognized by an optionee at the time a non-qualified Option Right is granted;
(ii) at the time of exercise of a non-qualified Option Right, ordinary income will be recognized by the optionee in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares, if unrestricted, on the date of exercise; and (iii) at the time of sale of shares acquired pursuant to the exercise of a non-qualified Option Right, appreciation (or depreciation) in value of the shares after the date of exercise will be treated as a capital gain (or loss).

         Incentive Stock Options. No income generally will be recognized by an optionee upon the grant or exercise of an Incentive Stock Option. If shares of Common Stock are issued to the optionee pursuant to the exercise of an Incentive Stock Option, and if no disqualifying disposition of such shares is made by such optionee within two years after the date of the grant or within one year after the transfer of such shares to the optionee, then upon sale of such shares, any amount realized in excess of the option price will be taxed to the optionee as a capital gain and any loss sustained will be a capital loss.

         If shares of Common Stock acquired upon the exercise of an Incentive Stock Option are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at the time of exercise (or, if less, the amount realized on the disposition of such shares if a sale or exchange) over the option price paid for such shares. Any further gain (or loss) realized by the participant generally will be taxed as a capital gain (or loss).

         Appreciation Rights. No income will be recognized by a participant in connection with the grant of a Tandem Appreciation Right or a Free-Standing Appreciation Right. When the Appreciation Right is exercised, the participant normally will be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of cash received and the fair market value of any unrestricted shares of Common Stock received upon the exercise.

         Restricted Shares. The receipt of Restricted Shares generally will be subject to tax at ordinary income rates on the fair market value of the Restricted Shares (reduced by any amount paid by the participant for such Restricted Shares) at such time as the shares are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Code ("Restrictions"). However, a recipient who so elects under Section 83(b) of the Code within 30 days of the date of transfer of the shares will have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of such shares (determined without regard to the Restrictions) over the purchase price, if any, of such Restricted Shares. If a Section 83(b) election has not been made, any dividends received with respect to Restricted Shares that are subject to the Restrictions generally will be treated as compensation that is taxable as ordinary income to the participant.

         Deferred Shares. No income generally will be recognized upon the award of Deferred Shares. The recipient of a Deferred Share award generally will be subject to tax at ordinary income rates on the fair market value of nonrestricted shares of Common Stock on the date that such shares are transferred to the participant under the award (reduced by any amount paid by the participant for such Deferred Shares).

         Performance Shares and Performance Units. No income generally will be recognized upon the grant of Performance Shares or Performance Units. Upon payment of the earn-out of Performance Shares or Performance Units, the recipient generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any nonrestricted shares of Common Stock received.

TAX CONSEQUENCES TO THE COMPANY OR SUBSIDIARY

         To the extent that a participant recognizes ordinary income in the circumstances described above, the Company or subsidiary for which the participant performs services will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an "excess parachute payment" within the meaning of Section 280G of the Code and is not disallowed by the $1 million limitation on certain executive compensation under Section 162(m) of the Code.


REQUIRED VOTE

         The approval of the Amendment to the Plan requires a majority of all the votes cast at the Annual Meeting, whether present in person or by proxy.

   THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THIS PROPOSAL.

                                ITEM NUMBERS 3-14
                                THE PPM PROPOSALS

       THE BOARD OF DIRECTORS' REASONS FOR OPPOSING THE PPM PROPOSALS AND
                      RECOMMENDING THAT YOU OPPOSE THEM TOO

GENERAL INFORMATION

         The Board of Directors opposes Proposals 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13 and 14 because such proposals would eliminate protections in the Company's Articles and Regulations that are designed to give the Board of Directors the time and information it needs to make decisions regarding potential acquisitions of the Company and negotiating power with potential unsolicited purchasers so that the Board can best maximize the value of the Company for its shareholders. The Board of Directors unanimously believes that PPM's proposals are not in the best interest of the Company's shareholders and urges shareholders to reject them.

         The provisions in the Company's Articles and Regulations that PPM seeks to change or eliminate are provisions designed to promote conditions of continuity and stability in the Company's management and policies. The provisions were adopted in 1997 pursuant the Company's plan of reorganization, which was confirmed by the United States Bankruptcy Court. Although the amendments have certain anti-takeover effects, they were not adopted in response to any active effort to obtain control. These protections reduce the Company's vulnerability to unsolicited attempts to buy the Company and other transactions that are not negotiated with and approved by the Board of Directors. The Board believes that unsolicited attempts to buy the Company can place undue pressure on boards of directors and shareholders to act hastily and on incomplete information. These attempts can be highly disruptive to corporations and can result in unfair differences in treatment of some shareholders who act immediately in response to an announcement regarding a potential sale of the Company and those who choose to act later, if at all.

         In the Board of Directors' judgment, the Board is in the best position to determine the true value of the Company and to negotiate more effectively for what may be in the best interests of its shareholders. Accordingly, the Board of Directors believes that it is in the best interest of the Company and its shareholders to encourage potential acquirors to negotiate directly with the Board of Directors and that the current protections in the Company's Articles and Regulations encourage such negotiations and discourage unsolicited attempts to buy the Company.

         In considering the PPM Proposals, shareholders should be aware that the overall effect of certain of the proposals is to make it more difficult for holders of a majority of the outstanding shares of Common Stock to change the composition of the Board of Directors. Because the provisions in the Articles and Regulations that PPM is proposing be eliminated or changed may have the effect of continuing the tenure of the current Board of Directors, the Board has recognized that the individual directors have a personal interest in not eliminating or changing the provisions that may differ from those of the shareholders. However, the Board believes that the primary purpose of the provisions is to ensure that the Board will have sufficient time to consider fully any unsolicited attempts to buy the Company in light of the short and long-term benefits and other opportunities available to the Company and, to the extent the Board determines to proceed with the unsolicited attempt to buy the Company, to effectively negotiate terms that would maximize the benefits to the Company and its shareholders.

         The Board of Directors' specific responses to each of the PPM Proposals is set forth below.

                                  ITEM NUMBER 3
             ADOPTION OF AN AMENDMENT TO ARTICLE IX OF THE ARTICLES

         PPM's Proxy indicates that it will propose that shareholders approve the adoption of an amendment to Article IX of the Articles, which would eliminate the Company's classified Board of Directors. The text of this PPM Proposal is set forth on Annex B to this Proxy Statement.

RESPONSE OF THE BOARD OF DIRECTORS

         The Company's Board of Directors has been divided into three classes since its emergence from bankruptcy in 1997. Under this system, each director serves a three-year term, each class is nearly equal as possible in size and one of the three classes is elected each year. This staggered election of directors is a common practice that has been adopted by the shareholders of many major corporations. More than half of the companies comprising the Standard & Poor's 500 have classified boards. The Board is confident that the election of directors by classes is in the best interest of the Company and its shareholders and should not be changed. The Board believes that the election of directors by classes assures continuity and stability in the management of the affairs of the Company, because, at any given time, a majority of the Board generally will have had prior experience as directors of the Company and will be familiar with its business and operations.

                  THE BOARD OF DIRECTORS OPPOSES THIS PROPOSAL
                   AND RECOMMENDS A VOTE AGAINST ITEM NUMBER 3

                                  ITEM NUMBER 4
                  ADOPTION OF A NEW ARTICLE XIV TO THE ARTICLES

         PPM's Proxy indicates that it will propose that shareholders approve the adoption of a new Article XIV to the Articles, which would allow the Company to opt out of Chapter 1704 of the Ohio Revised Code, which governs interested shareholder transactions. The text of this PPM Proposal is set forth on Annex B to this Proxy Statement.

RESPONSE OF THE BOARD OF DIRECTORS

         Chapter 1704 of the Ohio Revised Code covers "interested party transactions." The provision places restrictions on the Company to enter into certain transactions with a shareholder who owns 10% or more of the Common Stock of the Company. However, the Board of Directors is permitted to approve in advance such an interested party transaction. This provision is beneficial to shareholders because it is intended to encourage those persons proposing to acquire control of the Company to negotiate with the Board of Directors so that all of the Company's shareholders receive fair consideration for their shares if the Company should be sold.

                  THE BOARD OF DIRECTORS OPPOSES THIS PROPOSAL
                   AND RECOMMENDS A VOTE AGAINST ITEM NUMBER 4


                                  ITEM NUMBER 5
              ADOPTION OF AN AMENDMENT TO ARTICLE X OF THE ARTICLES

         PPM's Proxy indicates that it will propose that shareholders approve the adoption of an amendment to Article X of the Articles, which would lower from 72% to a simple majority the shareholder approval requirement needed to amend or repeal sections in the Articles dealing with cumulative voting rights, preemptive rights to acquire shares, share repurchases by the Company, the classification of and staggered election system for the Board and the Amendment of Article X of the Articles. The text of this PPM Proposal is set forth on Annex B to this Proxy Statement.

RESPONSE OF THE BOARD OF DIRECTORS

         The Company's Articles have the provisions that require a 72% shareholder vote to eliminate or change certain fundamental corporate governance provisions which the Company views as especially important to protect against abusive or unfair tactics in unsolicited attempts to buy the Company. These provisions are not intended as, and cannot properly be used as, a shield against a fair and fully funded offer that benefits all shareholders equally. The Board of Directors believes that it is important to require a higher percentage of the holders of the Company's Common Stock vote on amendments to these important provisions.

                  THE BOARD OF DIRECTORS OPPOSES THIS PROPOSAL
                   AND RECOMMENDS A VOTE AGAINST ITEM NUMBER 5

                                  ITEM NUMBER 6
         ADOPTION OF AN AMENDMENT TO REGULATION 3(a) OF THE REGULATIONS

         PPM's Proxy indicates that it will propose that shareholders approve the adoption of an amendment to Regulation 3(a) of the Regulations, which would permit a shareholder or shareholders who own 25% rather than 50% of the outstanding Common Stock to call special meetings of shareholders. The text of this PPM Proposal is set forth on Annex B to this Proxy Statement.

RESPONSE OF THE BOARD OF DIRECTORS

         The Company believes that by requiring a simple majority of the holders of the outstanding Common Stock to call a special meeting of the shareholders permits the Company to act without undue interruptions between annual meeting of shareholders. Allowing a lower percentage of shareholders to call special meetings potentially could disrupt the Company's operations because the Board of Directors and the Company's senior officers would be required to focus their time and efforts on preparation for each special meeting called.

                  THE BOARD OF DIRECTORS OPPOSES THIS PROPOSAL
                   AND RECOMMENDS A VOTE AGAINST ITEM NUMBER 6

                                  ITEM NUMBER 7
         ADOPTION OF AN AMENDMENT TO REGULATION 7(c) OF THE REGULATIONS

         PPM's Proxy indicates that it will propose that shareholders approve the adoption of an amendment to Regulation 7(c) of the Regulations, which would eliminate the requirement that any shareholder who desires to bring business before the annual meeting of the Company's shareholders must notify the Company not more than 90 days, but not less than 60 days, in advance of such meeting of its intent to do so and of the nature of such business. The text of this PPM Proposal is set forth on Annex B to this Proxy Statement.

RESPONSE OF THE BOARD OF DIRECTORS

         The Board of Directors believes that the advance notice requirements provide the Board of Directors with sufficient time and information to evaluate shareholder proposals and other relevant information, such as existing shareholder support for the proposal and to formulate an appropriate response. Shareholders are not precluded from bringing business before the annual meeting if they properly comply with the notice and other requirements set forth in the Regulations. The notice deadlines for submitting shareholder proposals are set forth in the Company's proxy statement from the previous year. The text of this PPM Proposal is set forth on Annex B to this Proxy Statement.

                  THE BOARD OF DIRECTORS OPPOSES THIS PROPOSAL
                   AND RECOMMENDS A VOTE AGAINST ITEM NUMBER 7


                                  ITEM NUMBER 8
          ADOPTION OF AN AMENDMENT TO REGULATION 12 OF THE REGULATIONS

         PPM's Proxy indicates that it will propose that shareholders approve the adoption of an amendment to Regulation 12 of the Regulations, which would eliminate the requirement that any shareholder who desires to propose any nominees for election to the Company's Board of Directors must notify the Company of its intent to do so and of the identity of its proposed nominees not more than 90 days, but not less than 60 days, in advance of such meeting. The text of this PPM Proposal is set forth on Annex B to this Proxy Statement.

RESPONSE OF THE BOARD OF DIRECTORS

         The Board of Directors believes that Regulation 12 's advance notice requirements regarding the identity of director nominees provide the Board of Directors with an appropriate amount of time to properly evaluate the nominees and make recommendations to the Company's shareholders on the proposed nominees. The advance notice requirements simply allow the Company the time and opportunity to obtain the same information about other candidates that it has about its own nominees. The advance notice requirements do not prohibit shareholders from nominating people for election to the Board if they properly comply with the notice and other requirements set forth in the Regulations. The notice deadlines for submitting proposed nominees are set forth in the Company's proxy statement from the previous year. The text of this PPM Proposal is set forth on Annex B to this Proxy Statement.


                  THE BOARD OF DIRECTORS OPPOSES THIS PROPOSAL
                   AND RECOMMENDS A VOTE AGAINST ITEM NUMBER 8


                                  ITEM NUMBER 9
          ADOPTION OF AN AMENDMENT TO REGULATION 34 OF THE REGULATIONS

         PPM's Proxy indicates that it will propose that shareholders approve the adoption of an amendment to Regulation 34 of the Regulations, which would lower from 72% to a simple majority the shareholder approval requirement needed to amend or repeal the Regulations dealing with the time and place of shareholder meetings, who may call special meetings of the shareholders, the order of business (including advance notice of business to be brought) at shareholder meetings, the size of the Board, the filling of newly-created directorships and Board vacancies, the removal of directors, the nomination of directors (including advance notice of the intent to nominate directors) and the amendment of the Regulations. The text of this PPM Proposal is set forth on Annex B to this Proxy Statement.

RESPONSE OF THE BOARD OF DIRECTORS

         The Board of Directors believes that the time and place of shareholders meetings, who may call special meetings of shareholder, the order of business at shareholder meetings, the size of the Board, the filling of newly- created directorships and Board vacancies, the removal of directors and the nomination of directors are important provisions. The Board of Directors believes that it is important to require a higher percentage of the holders of the Company's Common Stock vote on amendments to these important provisions.

                  THE BOARD OF DIRECTORS OPPOSES THIS PROPOSAL
                   AND RECOMMENDS A VOTE AGAINST ITEM NUMBER 9


                                 ITEM NUMBER 10
           ADOPTION OF AN AMENDMENT TO REGULATION 9 OF THE REGULATIONS

         PPM's Proxy indicates that it will propose that shareholders approve the adoption of an amendment to Regulation 9 of the Regulations, which would lower the shareholder approval requirement needed to alter the size of the Board from 72% to a simple majority. The text of this PPM Proposal is set forth on Annex B to this Proxy Statement.

RESPONSE OF THE BOARD OF DIRECTORS

         The Board of Directors believes that it is important to require a higher percentage of holders of the Company's Common Stock to change the number of directors on the Board to enhance the stability of the Board of Directors and the Company. This requirement eliminates the potential of a smaller group of shareholders to change the composition of the Board of Directors. If several additional directors are added to the Board at the same time, a change in control of the Board could be effected at one meeting of the shareholders, which would render meaningless the protections afforded by the classified board and staggered elections of directors would be meaningless.


                  THE BOARD OF DIRECTORS OPPOSES THIS PROPOSAL
                  AND RECOMMENDS A VOTE AGAINST ITEM NUMBER 10


                                 ITEM NUMBER 11
               ADOPTION OF A NEW REGULATION 35 TO THE REGULATIONS

         PPM's Proxy indicates that it will propose that shareholders approve the adoption of a new Regulation 35 to the Regulations, which would permit the Company to opt out of the provisions of the Ohio Control Share Acquisition Act, which sets forth certain restrictions on the ability of persons to acquire 20% or more of the stock of an Ohio corporation. The text of this PPM Proposal is set forth on Annex B to this Proxy Statement.

RESPONSE OF THE BOARD OF DIRECTORS

         The Ohio Control Share Act (Sections 1701.831 and 1701.832 of the Ohio Revised Code) was adopted to give shareholders a chance to vote on a change of control of the Company. The Ohio Revised Code provides that the Control Share Act will apply to all Ohio corporations unless the corporation specifically opts out. The Ohio General Assembly set forth its reasons for enacting the Control Share Act in Section 1701.832 of the Ohio Revised Code. In enacting the Ohio Control Share Act, the Ohio General Assembly determined that "it is in the public interest for shareholders to have a reasonable opportunity to express their views by voting on a proposed shift of control." Accordingly, to protect the interests of shareholders, the Ohio General Assembly determined that shareholders should have the right to vote on certain control acquisitions (Section 1701.832(A)(4) of the Ohio Revised Code). The Control Share Act provides a mechanism for the shareholders to approve or reject a proposed control share acquisition, which is an acquisition by one person of 20% or more of the Common Stock of the Company. Any person who proposes to make a control share acquisition must deliver a statement of intention to the Company, which statement must set forth information about the potential acquiror and the proposed transaction. Upon receipt of the statement of intention, the Board of Directors is required to call a special shareholders meeting to allow the shareholders to vote on the proposed transaction. The Board of Directors believes that the applicability of the Control Share Act to the Company is beneficial to the shareholders because it gives the shareholders an opportunity to vote on a proposed change in control of the Company.

         Without the protections of the Control Share Act in Ohio, the Company could be faced with an unsolicited tender offer, where it would be likely that the Company's Board of Directors would seek to evaluate the terms of the tender offer while exploring other alternatives, including the possibility of negotiating a higher price for the sale of the Company. If the Company opts out of the Control Share Act and other PPM Proposals are adopted, a potential acquiror could prevent the Company from pursuing other alternatives and undermine the Board's bargaining power by, for example, more easily calling special meetings of the shareholders or taking other measures intended to force a sale of the Company without affording the Board of Directors a complete opportunity to explore alternatives that could lead to a higher price.

                  THE BOARD OF DIRECTORS OPPOSES THIS PROPOSAL
                  AND RECOMMENDS A VOTE AGAINST ITEM NUMBER 11


                                 ITEM NUMBER 12
                            SHARE REPURCHASE PROGRAM

         PPM's Proxy indicates that it will propose that shareholders direct the Company's Board to utilize the $16.7 million remaining in its announced share purchase program to complete the program.

RESPONSE OF THE BOARD OF DIRECTORS

         As PPM indicated in the PPM Proxy, this proposal cannot bind the Board to take action. The Board, however, will respond to this proposal. The Company suspended, not abandoned, its stock repurchase to comply with the federal securities laws during the exploration of strategic alternatives. During this process, the Board and members of management are in possession of material, non-public information about the Company and the Company is unable to repurchase its shares. The Board will evaluate repurchasing the Company's shares when the Company can do so in compliance with the federal securities laws.


                  THE BOARD OF DIRECTORS OPPOSES THIS PROPOSAL
                  AND RECOMMENDS A VOTE AGAINST ITEM NUMBER 12


                                 ITEM NUMBER 13

                             SHAREHOLDER RIGHTS PLAN

         PPM's Proxy indicates that it will propose that shareholders direct the Company's Board to redeem the Company's shareholder rights plan.

RESPONSE OF THE BOARD OF DIRECTORS

         As PPM indicated in the PPM Proxy, this proposal cannot bind the Board to take action. The Board, however, will respond to this proposal. The Company, like many publicly held companies in the United States, has in place a shareholder rights plan. The Company's shareholder rights plan will not stand in the way of a fair sale that benefits all shareholders. The plan will only hinder an unsolicited attempt to buy the Company if a potential buyer seeks to acquire the Company for less than it is worth or treats shareholders unequally. Results from empirical studies (including a 1997 JP Morgan study and a 1997 Georgeson & Company, Inc. study) show that companies with shareholder rights plans obtain higher premiums in change in control transactions than companies without rights plans. In addition, the studies have shown that the existence of a shareholder rights plan does not increase the likelihood of either a company being a target for a potential buyer or the withdrawal of a friendly bid. The Company's rights plan provides an incentive for a potential buyer to negotiate with the Board before going forward with a transaction, which allows the Board to seek a higher share price or non-financial terms more favorable to the Company's shareholders. If the Board decides to proceed with a sale transaction that is in the best interest of the Company's shareholders, the Board is able to amend its rights plan so that it would be inapplicable to such a transaction.

                  THE BOARD OF DIRECTORS OPPOSES THIS PROPOSAL
                  AND RECOMMENDS A VOTE AGAINST ITEM NUMBER 13


                                 ITEM NUMBER 14
                                  COMPENSATION


         PPM's Proxy indicates that it will propose that shareholders direct the Company's Board to revise its compensation program with respect to its senior officers.

RESPONSE OF THE BOARD OF DIRECTORS

         As PPM indicated in the PPM Proxy, this proposal cannot bind the Board to take action. The Board, however, will respond to this proposal. The Board of Directors has extensively studied the best methods to fairly compensate the Company's management. Each year, the Compensation Committee of the Board, which is composed entirely of outside directors, sets the compensation for the Company's executives. To recruit and retain senior managers, the Compensation Committee sets a salary and long-term incentive structure that is competitive with other comparably sized retailers. Compensation for each of the Company's five most highly compensated executives is set by the Compensation Committee based on four factors: (i) performance of the individual executive, (ii) the executive's level of responsibility in the Company, (iii) the executive's importance to the Company and (iv) the general level of executive compensation in the retail industry, as determined by an annual compensation survey prepared by the Company's third-party compensation consultant. The survey covers a group of comparably sized retail companies. The Compensation Committee believes that compensation in the retail industry is more directly tied to the size of the enterprise than the type of the retail business and the surveys included comparably sized retailers outside of the department store business. Based on these factors and the recommendation of the Compensation Committee, the Board believes that the compensation paid to its executive officers is fair and competitive with similar companies.

                  THE BOARD OF DIRECTORS OPPOSES THIS PROPOSAL
                  AND RECOMMENDS A VOTE AGAINST ITEM NUMBER 14

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

         The Board of Directors oversees the business and affairs of Elder-Beerman and monitors the performance of management. The Board met nine times during 1999.

BOARD COMMITTEES

         The Board of Directors has an Executive Committee, an Audit and Finance Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Each Committee reports to the Board of Directors at its first meeting after the Committee meeting.

         Executive Committee

         During fiscal year 1999, the members of the Executive Committee were Messrs. Mershad (Chairman), Mason, Muskovich and Staph. The Executive Committee held no meetings in 1999. Except to the extent that its powers are limited by law, by Elder-Beerman's Articles or Regulations or by the Board of Directors, during the intervals between meetings of the Board of Directors, the Executive Committee may exercise, subject to the control of the Board of Directors, all of the powers of the Board of Directors in the management and control of the Company's business. All action taken by the Executive Committee is to be reported to the Board of Directors at its first meeting thereafter.

         Audit and Finance Committee

         During fiscal year 1999, the members of the Audit and Finance Committee were Messrs. Noonan (Chairman), Kasen and Olsoff. Mr. Macaluso joined this Committee in December 1999. The Audit and Finance Committee held seven formal meetings in 1999. The Audit and Finance Committee is responsible for: (i) reviewing the professional services to be provided by the Company's auditors and the independence of such firm from management of the Company; (ii) reviewing the scope of the audit by the Company's independent auditors; (iii) reviewing the annual financial statements of the Company; (iv) reviewing and evaluating the Company's systems of internal accounting controls; (v) reviewing and evaluating the Company's internal audit function and meeting from time to time with the internal auditors outside the presence of other employees; (vi) such other matters with respect to accounting, auditing and financial reporting practices and procedures of the Company as it may find appropriate or as may be brought to its attention; and (vii) reviewing the Company's financing plans. The Audit and Finance Committee is also responsible for the Company's corporate compliance program to ensure compliance with all applicable laws.

         Compensation Committee

         During fiscal year 1999, the members of the Compensation Committee were Messrs. Olsoff (Chairman), Staph and Wiesner. The Compensation Committee held five formal meetings in 1999. The Compensation Committee is responsible for: (i) reviewing executive salaries; (ii) approving the salaries and other benefits of the executive officers of the Company; (iii) administering the bonus, stock option and other incentive compensation plans of the Company, as well as the employee stock purchase plan; and (iv) advising and consulting with the Company's management regarding pension and other benefit plans and compensation policies and practices of the Company.

         Nominating and Corporate Governance Committee

         During fiscal year 1999, the members of the Nominating and Corporate Governance Committee were Messrs. Mason (Chairman), Mershad and Staph and Mrs. Pomerantz. Mr. Bookshester joined this Committee in December 1999. The Nominating and Corporate Governance Committee held four formal meetings in 1999. The Nominating and Corporate Governance Committee is responsible for the selection, evaluation and nomination of candidates for election to the Board of Directors. The Nominating and Corporate Governance Committee is also responsible for recommending to the Board the members and chair of each Board Committee. In addition, the Nominating and Corporate Governance Committee is responsible for the process of evaluating the overall performance of the Board of Directors and its individual members to ensure effective operations of the Board of Directors and overall corporate governance.

                    COMPENSATION OF ELDER-BEERMAN'S DIRECTORS

         Compensation

         Directors who are employees of Elder-Beerman do not receive any separate fees or other remuneration for serving as a director or a member of any Committee of the Board. For fiscal year 1999, nonemployee directors were paid a retainer of $20,000 for their service on the Board of Directors and Committee chairmen were paid an additional $5,000. Nonemployee directors were also each paid a meeting fee of $1,500 for each board meeting attended, plus $500 for each committee meeting attended. Nonemployee directors may elect to take their annual retainer as cash or in the form of discounted stock options.

                        COMPENSATION COMMITTEE INTERLOCKS
                            AND INSIDER PARTICIPATION

         None of the members of the Compensation Committee was or ever has been an officer or employee of Elder-Beerman or engaged in transactions with Elder-Beerman (other than in his capacity as a director). None of Elder-Beerman's executive officers serves as a director or member of the compensation committee of another entity, one of whose executive officers serves as a member of the Compensation Committee or a director of Elder-Beerman.

                      SECURITY OWNERSHIP OF MANAGEMENT AND
                            CERTAIN BENEFICIAL OWNERS

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The Company's Common Stock is the only outstanding class of voting securities. The following table sets forth information regarding ownership of the Company's Common Stock as of June 26, 2000 (except as otherwise noted) by:
(a) each person who owns beneficially more than 5% of Common Stock of the Company to the extent known to management, (b) each executive officer and director of the Company, and (c) all directors and executive officers as a group. Except as noted, all information with respect to beneficial ownership has been furnished by each director or officer or is based on filings with the Securities and Exchange Commission.

                                                  AMOUNT AND NATURE
                                                     OF BENEFICIAL            PERCENT
              BENEFICIAL OWNER                       OWNERSHIP (1)           OF CLASS
-------------------------------------------------------------------------------------
Snyder Capital Management, Inc.                              3,122,350(2)      20.87
350 California Street, Suite 1460
San Francisco, CA 94104
PPM America, Inc.                                            1,966,868(3)      13.15
225 West Wacker Drive, Suite 1200
Chicago, IL 60606
James D. Bennett                                             1,103,323(4)      7.38
Bennett Management Corporation
2 Stamford Plaza, Suite 1501
281 Tressler Boulevard
Stamford, CT  06901
The D3 Family Fund                                             900,000(5)      6.02
19605 N.E. Eighth Street
Camas, WA  98607
Dennis S. Bookshester                                            3,577           *
Stewart M. Kasen                                                12,070(6)        *
Charles Macaluso                                                 5,794(6)        *
Steven C. Mason                                                 23,717(6)        *
Frederick J. Mershad                                           300,928(6)      2.01
John A. Muskovich                                              184,028(6)      1.23
Thomas J. Noonan,  Jr.                                          10,909(6)        *
Bernard Olsoff                                                  16,393(6)        *
Laura H. Pomerantz                                              21,489(6)(7)     *
Jack A. Staph                                                   16,793(6)        *
John J. Wiesner                                                 13,952(6)        *
Scott J. Davido                                                 22,613(6)        *
Charles P. Shaffer                                              29,100(6)        0
James M. Zamberlan                                              48,238(6)        0

--------------------------------------------  --------------------------  ---------------
All directors and executive
officers as a group (15 persons):                                721,728       4.82%

* less than 1%
--------------------

(1) Information with respect to beneficial ownership is based on information furnished to the Company by each shareholder included in this table. "Beneficial ownership" is a technical term broadly defined by the Securities and Exchange Commission to mean more than ownership in the usual sense. So, for example, you not only "beneficially" own the Elder-Beerman Common Stock that you hold directly, but also the Elder-Beerman Common Stock that you indirectly (through a relationship, a position as a director or trustee, or a contract or understanding), have (or share) the power to vote or sell or that you have the right to acquire within 60 days.

(2) Snyder Capital Management, Inc. ("SCMI") is the general partner of Snyder Capital Management, L.P. ("SCMLP"), a registered investment advisor. SCMI and SCMLP reported the beneficial ownership (as of March 31, 2000) of such shares in a Form 13f dated May 12, 2000.

(3) PPM, a registered investment advisor, reported the beneficial ownership (as of March 21, 2000) of such shares in Amendment No. 4 to Schedule 13D dated June 7, 2000. All such shares are held in portfolios of PPM America Special Investments Fund, L.P. ("SIF I") and PPM America Special Investments CBO II, L.P. ("CBO II"). PPM serves as investment advisor to both SIF I and CBO II. PPM, PPM America CBO II Management Company (general partner of CBO II) and PPM American Fund Management GP, Inc. (general partner of SIF I) disclaim beneficial ownership of all such shares.

(4) Mr. Bennett reported the beneficial ownership (as of June 21, 2000) of such shares in a Schedule 13D filed on June 21, 2000. Mr. Bennett shares beneficial ownership of as well as voting and dispositive power with respect to such shares with Bennett Restructuring Fund, L.P. and Bennett Offshore Restructuring Fund, Inc.

(5) The D3 Family Fund ("D3") reported the beneficial ownership (as of June 21, 2000) of such shares in a Schedule 13D filed June 22, 2000. D3 has sole voting and dispositive power over such shares. Such shares include shares held by Haredale Ltd. (20,000), James Henry Hildebrandt (6,500), Toxford Corporation (3,000) and The Nierenberg Family Trust (50,000).

(6) These amounts include shares of Common Stock that the following persons had a right to acquire within 60 days after June 26, 2000.


                                                  Stock Options Exercisable
Name                                             by August 25, 2000
----                                             --------------------------
Mr. Mershad                                                 107,600
Mr. Muskovich                                                62,400
Mr. Davido                                                   11,400
Mr. Shaffer                                                  10,000
Mr. Zamberlan                                                30,400
Mr. Kasen                                                     4,667
Mr. Macaluso                                                  2,217
Mr. Mason                                                    19,314
Mr. Noonan                                                    6,506
Mr. Olsoff                                                   11,990
Ms. Pomerantz                                                11,086
Mr. Staph                                                    11,990
Mr. Wiesner                                                   9,549

(7) Includes 1,000 shares of Common Stock with shared voting or investment power.

              SUMMARY COMPENSATION TABLE

         The table below shows the before-tax compensation for the years shown for Elder-Beerman's Chief Executive Officer and the four next highest paid executive officers (the "Named Executive Officers") at the end of fiscal year 1999.







                           SUMMARY COMPENSATION TABLE


                                     Annual Compensation                                 Long-Term Compensation
                             ----------------------------------    -----------------------------------------------------------------
                                                                              Awards                               Payouts
                                                                   ---------------------------          ----------------------------
                                                                                                Securities                   All
                                                                       Other      Restricted    Underlying                  Other
                                                                      Annual        Stock        Options/         LTIP     Compen-
          Name and                         Salary        Bonus       Compen-       Award(s)        SARs         Payouts    sation
     Principal Position      Year            ($)          ($)      sation ($)(2)     ($)            (#)           ($)     ($)(4)(5)
     ------------------      ----           -----      ---------   ----------       -----          -----         -----    ---------

------------------------------------------------------------------------------------------------------------------------------------
Frederick J. Mershad --
  Chairman and Chief         1999        600,000                                      581,250        300,000                7,665
  Executive Officer          1998        559,263      120,000         29,403         1,050,000         75,000               9,970
                             1997        503,344      500,000         51,251           683,703        194,000
John A. Muskovich--
  President, Chief           1999        425,000                                      310,000        160,000                6,000
  Operating Officer          1998        412,207       85,000                         473,127         30,000                9,950
                             1997        267,335      598,750                          505,325        126,000
Scott J. Davido --
  Executive Vice             1999        217,596       36,000        60,550            45,625         25,000                  382
  President--Chief           1998        174,076       21,280        26,626            26,599                               4,585
  Financial Officer,         1997         15,935       27,500(1)                        3,124         21,000
  Treasurer and Secretary

Charles P. Shaffer
  Executive Vice President   1999        243,654       44,303(3)                       95,190         40,000                7,159
  -- Merchandising and       1998        220,769       60,000                          37,495                               5,483
  Marketing                  1997        190,385       60,000                          37,505         25,000                1,349

James M. Zamberlan --
  Executive Vice             1999        309,808       53,156                                         20,000                2,712
  President-- Stores         1998        278,803       79,650                         234,892         15,000                8,050
                             1997        139,944       41,313                          20,386         61,000

-----------------


(1)  Includes a $25,000 signing bonus paid in fiscal year 1997.

(2)   Moving expense reimbursement.

(3) Includes 4,430 deferred shares and 1,108 restricted shares awarded to Mr. Shaffer as the deferred portion of his 1999 bonus pursuant to the Equity and Performance Incentive Plan.

(4) Includes life insurance premium payments paid by the Company in 1999 in the following amounts: Mr. Mershad $4,425, Mr. Muskovich $2,760, Mr. Zamberlan $2,712, Mr. Davido $382 and Mr. Shaffer $2,299.

(5) Includes matching contributions paid by the Company in 1999 under the Company's Retirement Savings Plan in the following amounts: Mr. Mershad $3,240, Mr. Muskovich $3,240 and Mr. Shaffer $4,860.

STOCK OPTIONS

         The following table sets forth information concerning stock option grants made to the Named Executive Officers during fiscal year 1999 pursuant to the Plan.



                      OPTION/SAR GRANTS IN LAST FISCAL YEAR


                                                     Individual Grants
                            -------------------------------------------------------------------
                                                                                                  Potential Realizable Value
                                                                                                    At Assumed Annual Rate
                                                                                                  Of Stock Price Appreciation
                                                                                                        For Option Term
                                                                                                        ---------------
                               Percent Of
                                Number Of             Total
                               Securities         Options/SARs
                               Underlying          Granted To        Exercise
                              Options/SARs        Employees In        Of Base       Expiration
           Name             Granted(#)(1)(2)       Fiscal Year      Price($/Sh)         Date           5% ($)         10% ($)
           ----             ----------------       -----------      -----------         ----           ------         -------
Frederick J. Mershad                 90,000 (1)         11.41            8.00         2/25/06           261,453         639,230
                                    100,000 (1)         12.67            9.60         2/25/06           130,503         550,256
                                    110,000 (1)         13.94           11.20         2/25/06           (32,447)        429,281
John A. Muskovich                    48,000 (1)          6.08            8.00         2/25/06           139,441         340,923
                                     53,500 (1)          6.78            9.60         2/25/06            69,819         294,387
                                     58,500 (1)          7.41           11.20         2/25/06           (17,256)        228,300
Scott J. Davido                      15,000 (2)          1.90           9.125         3/15/09            86,080         218,143
                                     10,000 (2)          1.27           9.125         4/22/09            57,387         145,429
Charles P. Shaffer                   15,000 (2)          1.90           9.125         4/22/09            86,080         218,143
                                     25,000 (2)          3.17           6.750         8/19/09           106,126         268,944
James M. Zamberlan                   20,000 (1)          2.53           9.125         4/22/09           114,773         290,858

(1)      Options vest three years from date of grant.

(2)      Options vest one-fifth annually, beginning one year from date of grant.

         STOCK OPTION EXERCISES AND FISCAL YEAR-END VALUES

         The following table sets forth information about stock options exercised during fiscal year 1999 by the Named Executive Officers and the fiscal year-end value of unexercised options held by the Named Executive Officers. All of such options were granted under the Plan.

               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                      AND FISCAL YEAR-END OPTION/SAR VALUES


                                                                    Number Of Securities                  Value Of Unexercised
                                                                   Underlying Unexercised                     In-The-Money
                               Shares           Value               Options/SARs Held At                  Options/SARs Held At
                             Acquired On      Realized              January 29, 2000 (#)                 January 29, 2000($)(1)
          Name              Exercise (#)         ($)            Exercisable     Unexercisable         Exercisable    Unexercisable
          ----              ------------         ---            -----------     -------------         -----------    -------------
Frederick J. Mershad              0             $0.00             92,600           476,400               $0.00           $0.00
John A. Muskovich                 0             $0.00             56,400           259,600               $0.00           $0.00
Scott J. Davido                   0             $0.00              8,400           37,600                $0.00           $0.00
Charles P. Shaffer                0             $0.00             10,000           55,000                $0.00           $0.00
James M. Zamberlan                0             $0.00             27,400           68,600                $0.00           $0.00


----------------
(1) Based on the closing price on NASDAQ of the Company's Common Stock on January 28, 2000 (the last trading day in fiscal year 1999) of $5.00.

EMPLOYMENT AND SEVERANCE AGREEMENTS WITH CERTAIN OFFICERS

         The Company has entered into employment agreements with Frederick J. Mershad, Chairman and Chief Executive Officer and John A. Muskovich, President and Chief Operating Officer, and several of its other executive officers as described below (the "Employment Agreements"). These Employment Agreements set forth (a) the executive's compensation and benefits, subject to increases at the discretion of the Board of Directors, (b) the Company's right to terminate the executive for cause or otherwise; (c) the amounts to be paid by the Company in the event of the executive's termination, death or disability while rendering services; (d) the executive's duty of strict confidence and to refrain from conflicts of interest; (e) the executive's obligations not to compete for the term of the agreement plus one year unless the executive terminated his employment for good reason or the employer terminates the executive other than for cause; and (f) the executive's right to receive severance payments. In general, these Employment Agreements provide that if Mr. Mershad or Mr. Muskovich is terminated for any reason, other than for cause or following a "change in control," (as defined in the Employment Agreements), he will receive payments equal to the remaining base salary that would have been distributed to him by the Company under the remaining term of his Employment Agreement and the incentive compensation earned by the executive for the most recent fiscal year. If such executive (a) is terminated within two years of a change in control without cause, (b) voluntarily terminates within two years of a change in control, or (c) is terminated in connection with but prior to a change in control and termination occurs following the commencement of any discussions with any third party that ultimately results in a change in control, he will receive a severance payment equal to the greater of 2.99 times the Internal Revenue Code "base amount" as described in Section 280G of the Internal Revenue Code or two times his most recent base salary and bonus and the executive will continue to be eligible for health benefits, perquisites and fringe benefits generally made available to senior executives following his termination, unless the executive obtains new employment providing substantially similar benefits. A tax gross-up on excise taxes also will be paid if the severance pay exceeds the limits imposed by the Internal Revenue Code.

         The Company has also entered into Employment Agreements that include severance pay provisions with each of Messrs. Zamberlan, Davido and Shaffer. These Employment Agreements set forth (a) the executive's compensation and benefits, subject to review at the discretion of the Board of Directors, (b) the Company's right to terminate the executive for cause or otherwise; (c) the amounts to be paid by the Company in the event of the executive's termination, death or disability while rendering services; (d) the executive's duty of strict confidence and to refrain from conflicts of interest; (e) the executive's obligations not to compete for the term of the agreement plus one year unless the executive terminated his employment for good reason or the employer terminates the executive other than for cause; and (f) the executive's right to receive severance payments if he (i) is terminated within two years of a change in control without cause, (ii) voluntarily terminates for defined good reasons within two years of a change of control, (iii) terminates his employment for any reason, or without reason, during the thirty-day period immediately following the first anniversary of a change in control, or (iv) is terminated in connection with but prior to a change in control and termination occurs following the commencement of any discussions with any third party that ultimately results in a change in control. Specifically, under the Employment Agreements, the amount of any severance payment by the Company will be the greater of 2.99 times the Internal Revenue Code "base amount" as described in
Section 280G of the Internal Revenue Code or two times his most recent base salary and bonus. Severance payments made under the Employment Agreements will reduce any amounts that would be payable under any other severance plan or program, including the Company's severance pay plan. A tax gross-up on excise taxes also will be paid if the severance pay exceeds the limit imposed by the Internal Revenue Code. In addition, the executive will continue to be eligible for health benefits, perquisites, and fringe benefits generally made available to senior executives for two years following his termination, unless the executive waives such coverage, fails to pay any amount required to maintain such coverage, or obtains new employment providing substantially similar benefits.

         The Company has also entered into Indemnification Agreements with each current member of the Board of Directors as well as each of the Company's executive officers. These agreements provide that, to the extent permitted by Ohio law, the Company will indemnify the director or officer against all expenses, costs, liabilities and losses (including attorneys' fees, judgments, fines or settlements) incurred or suffered by the director or officer in connection with any suit in which the director or officer is a party or is otherwise involved as a result of the individual's service as a member of the Board of Directors or as an officer so long as the individual's conduct that gave rise to such liability meets certain prescribed standards.


             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

OVERVIEW AND PHILOSOPHY

         The Compensation Committee of the Board of Directors (the "Committee") has responsibility for setting and administering the policies that govern executive compensation. The Committee has authority, among other things, to review, analyze and recommend compensation programs to the Board and to administer and grant awards under the Company's Equity and Performance Incentive Plan (the "Plan"). The Committee is composed entirely of outside directors. Reports of the Committee's actions and decisions are recommended to the full Board. The purpose of this report is to summarize the philosophical principles, specific program objectives and other factors considered by the Committee in reaching its determination regarding the executive compensation of the Chief Executive Officer and the Company's executive officers.

         The Committee's goal is to ensure the establishment and administration of executive compensation policies and practices that will enable Elder-Beerman to attract, retain and motivate the management talent necessary to achieve the Company's goals and objectives. The Committee's philosophy is that executive compensation should include the following:

             - A competitive mix of short-term (base salary and annual incentive bonus) and long-term (stock options and restricted and deferred shares) compensation that helps the Company attract and retain executive talent.

             - Cash compensation that generally reflects competitive industry levels, with annual incentive bonus opportunities that may produce total compensation at or above competitive levels if performance against predetermined objectives exceeds expectations.

             - Opportunities for ownership of Elder-Beerman's Common Stock that align the interests of Company executives with the long-term interests of shareholders.

         The Company's executive compensation is comprised primarily of (i) salaries, (ii) annual cash incentive bonuses and (iii) long-term incentive compensation in the form of stock options, deferred shares and restricted shares granted under the Plan. Each year the Committee reviews market data and assesses the Company's competitive position for each of these three components. To assist in benchmarking the competitiveness of its compensation programs, the Committee retains a third-party consultant to compile an executive compensation survey for comparably sized retail companies. Because the Committee believes that compensation in the retail industry is more directly tied to the size of enterprise than the type of retail business, these surveys also include comparably sized retailers outside of the department store business. Each of the components of executive compensation is discussed below.

COMPONENTS OF COMPENSATION

         BASE SALARY

         Base salaries for Company executives were initially established in each of the executive's employment agreements, which were approved pursuant to the Plan of Reorganization. The Committee reviews base salaries annually and makes adjustments on the basis of the performance of both the individual executive and the Company, the executive's level of responsibility in the Company, the executive's importance to the Company and the general level of executive compensation in the retail industry. The base salaries and increases in the base salaries of the Company's executive officers (other than the Chief Executive Officer) are reviewed and approved by the Committee after considering recommendations made by the Chief Executive Officer in light of the criteria discussed above.

         ANNUAL BONUS

              -   GENERAL PARAMETERS

         Annual bonus awards are designed to promote the achievement of the Company's business objectives. In setting the bonus award targets each year that the Company must meet before it can make any bonus payments, the Committee considers the Company's prior year's performance and objectives, as well as its expectations for the upcoming year. Additionally, individual performance goals are established for each participant. Bonus program participants receive no payments unless minimum thresholds are achieved.

         Bonus targets are fixed as a percentage of annual base salary based on comparable incentives paid by other retail companies. Target bonus percentages for the executive officers ranged from 35% to 50%. The target percentage increases with the level of responsibility of the executive. Bonus payments may range from 0% to 150% of the target annual bonus, with payments increasing as performance improves.

              -   DEFERRED SHARES AND RESTRICTED SHARES

         An executive may elect to defer up to 50% of his annual bonus in the form of deferred shares. Deferred shares are subject to a deferral period of at least three years, which is accelerated in the event of death, permanent disability, termination of employment or change in control of Elder-Beerman. Holders of deferred shares do not have voting rights for their deferred shares, but the terms of the deferred shares may provide for dividend equivalents. The Company matches 25% of the deferred shares in restricted shares.

         Restricted shares vest in three years from the date of grant, which is accelerated in the event of death, permanent disability or a change in control of Elder-Beerman. Prior to vesting, restricted shares are forfeitable upon termination of employment. The restricted shares provide for dividend equivalents and voting rights.

         The deferred shares and restricted shares are granted to executives in accordance with the Plan.

              -   1999 BONUS OBJECTIVES

         Annual bonuses for 1999 were based on meeting weighted objectives for the following measurements:

             -    Corporate operating profit;
             - Financial goals in the applicable executive's area of responsibility; and
             -    Individual performance goals for the applicable executive

         For 1999, the Company did not achieve the target award level established for operating profit and therefore, the Company did not pay any amounts for this component of bonuses. Many executives were able to achieve some or all of their respective area of responsibility and individual performance goals, which resulted in each executive earning in total between 30% and 55% of the executive's respective target bonus amounts.

         LONG-TERM INCENTIVE AWARDS

              -    STOCK OPTIONS, DEFERRED SHARES AND RESTRICTED SHARES

         The Committee administers the Plan, which provides for long-term incentives to executive officers in the form of stock options, deferred shares and restricted shares. The awards of stock options, deferred shares and restricted shares provide compensation to executives only if shareholder value increases. To determine the number of stock options, deferred shares and restricted shares awarded, the Committee reviews a survey prepared by a third-party consultant of awards made to individuals in comparable positions at other retail companies and the executive's past performance, as well as the number of long-term incentive awards previously granted to the executive. The deferred shares and restricted shares are subject to the terms and conditions described above.

         EXECUTIVE PLAN

         At the beginning of Fiscal 1999, the Committee adopted a long-term incentive award plan (the "Executive Plan") for Mr. Mershad, its Chief Executive Officer, and Mr. Muskovich, its President and Chief Operating Officer. This Executive Plan consists of performance-based restricted shares and premium priced stock options. This Executive Plan was developed to achieve two key objectives:

              -    Create strong incentives that will drive shareholder value;
                   and
              - Create a retention mechanism for the top two officers of the Company.

         To establish benchmarks for a competitive long-term incentive plan for Messrs. Mershad and Muskovich, the Committee engaged a third party consultant to conduct an analysis of executive compensation at 12 peer retail companies. The Committee reviewed the current compensation packages of Messrs. Mershad and Muskovich and evaluated the Company's performance and future performance objectives. Bearing in mind these factors and the two key objectives for the Executive Plan, the Committee formulated the amounts of restricted shares and stock options to be granted under the Executive Plan to Messrs. Mershad and Muskovich and the earnings per share and stock price targets that must be met for Messrs. Mershad and Muskovich to earn their respective awards. Pursuant to the terms of the Executive Plan, any restricted shares granted to Messrs. Mershad and Muskovich will vest at the end of three years only if the Company meets target earnings per share levels. The premium price stock options will vest over a period of three years and the vesting is not contingent on performance goals.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

         The base salary and increases in the base salary of the Chief Executive Officer are reviewed annually and approved by the Committee and the nonemployee members of the Board of Directors after review of the Chief Executive Officer's performance against predetermined performance criteria set by the nonemployee Directors.

         1999 BASE SALARY AND ANNUAL BONUS

         Mr. Mershad's annual base salary was $600,000, the same level since March 22, 1998. Mr. Mershad is also eligible for an annual bonus of up to 50% of his base salary. Mr. Mershad's bonus is determined in the same manner described above for the executive officers. For fiscal year 1999, Mr. Mershad received no bonus.

         EXECUTIVE PLAN

         On February 25, 1999 pursuant to the Executive Plan, the Committee granted Mr. Mershad 75,000 restricted shares and options to purchase 300,000 shares of Elder-Beerman stock. The restricted shares granted to Mr. Mershad will vest at the end of three years only if the Company meets target earnings per share levels. The premium price stock options will vest at the end of three years and the vesting is not contingent on performance goals. At the date of the grant approximately one-third of the options had an exercise price equal to the then-current stock price. The remaining two-thirds of the options were set with exercise prices of 20% to 40% above current market price.

TAX DEDUCTIBILITY OF EXECUTIVE COMPENSATION

         Under Section 162(m) of the Internal Revenue Code, the Company is precluded from deducting compensation in excess of $1 million per year paid to each of the Named Executive Officers. Qualified performance-based compensation is excluded from this deduction limitation if certain requirements are met. The Plan is designed to permit (but not require) the Committee to grant awards that will qualify as performance-based compensation that is excluded from the limitation in Section 162(m). The Committee believes that Section 162(m) should not cause the Company to be denied a deduction for Fiscal 1999 compensation paid to the Named Executive Officers. The Committee will work to structure components of its executive compensation package to achieve maximum deductibility under
Section 162(m) while at the same time considering the goals of its executive compensation policies.

         The foregoing is the report of the Compensation Committee of the Board of Directors.

                                                         Bernard Olsoff
                                                         Jack A. Staph
                                                         John J. Wiesner

                             STOCK PRICE PERFORMANCE

         The following graph depicts the value of $100 invested in Elder-Beerman Common Stock (trading symbol "EBSC") beginning February 17, 1998 (the first trading day of the Common Stock) through January 29, 2000 (the last day of the Company's fiscal year). Comparisons are made to:

         1. The Standard & Poor's SmallCap 600 Index, a market-value weighted index of 600 domestic companies with an average equity market value of approximately $500 million.

         2. A Regional Department Store Peer Group, consisting of The Bon-Ton Stores, Inc., Stage Stores, Inc., Gottschalks Inc., and Jacobson Stores Inc. The return for this group was calculated assuming an equal dollar amount was invested in each retailer's stock based on closing prices as of February 17, 1998.

                                  [LINE GRAPH]

                                      Base
                                     Period
Company/Index Name                   Feb 98    May 98   Aug 98      Oct 98   Jan 99     May 99    Jul 99    Oct 99     Jan 00
S&P Small Cap 600 Index                $100      $107      $93       $84       $93       $91       $97       $93       $103
Regional Dept Store Peer Group Index    100       116       91        57        59        53        58        53         40
EBSC                                    100       165      140        71        54        51        37        41         30

                                  YEARS ENDING

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         On February 8, 2000, the Compensation Committee of the Board of Directors of the Company recommended that the Board approve a loan to John A. Muskovich for the purpose of financing the purchase of his new home in Dayton, Ohio. Following approval by the Board of this recommendation, on February 8, 2000, the Company made an unsecured loan to Mr. Muskovich in the amount of $230,000. The Company's loan to Mr. Muskovich bears interest at the same rate charged to the Company under the Company's Revolving Credit Facility and Receivable Securitization Facility. The principal and interest are due on the earlier of (i) three days after the closing of the purchase of Mr. Muskovich's old residence or (ii) August 8, 2000.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers and persons who own more than 10 percent of a registered class of our equity securities to file reports of ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission. The Securities and Exchange Commission requires this group to furnish us with copies of all such filings. The Company periodically reminds this group of its reporting obligation and assists in making the required disclosure once the Company is notified that a reportable event has occurred. The Company is required to disclose any failure by any of the above mentioned persons to make timely Section 16 reports.

         Based upon its review of such forms received by Elder-Beerman and written representations from the directors and executive officers that no other reports were required, Elder-Beerman is unaware of any instances of noncompliance, or late compliance, with such filings during fiscal year 1999 by its directors, executive officers or 10 percent shareholders.

                              INDEPENDENT AUDITORS

         In February, 1999, Deloitte & Touche LLP was appointed by the Board of Directors of the Company, on the recommendation of the Audit and Finance Committee, as the Company's independent auditors for the fiscal year ended January 29, 2000. Representatives of Deloitte & Touche are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they so desire. They are expected to be available to respond to proper questions regarding the independent auditors' responsibilities.

                       SUBMISSION OF SHAREHOLDER PROPOSALS

         Pursuant to our Regulations, for any shareholder proposal to be eligible for inclusion in our proxy statement and form of proxy for our next annual meeting, your proposals must be received at our executive offices not less than 60 nor more than 90 calendar days prior to the date of next year's annual meeting. If public notice of the date of the annual meeting is not given at least 105 days prior to the annual meeting, submissions must be delivered to Elder-

Beerman no later than 10 days following the public announcement of the meeting date. Such proposals should be submitted by certified mail, return receipt requested, addressed to us at 3155 El-Bee Road, Dayton, Ohio 45439, Attention:
Secretary.



                                  OTHER MATTERS

         The Board of Directors knows of no other matters that are likely to be brought before the Annual Meeting, but if other matters do properly come before the meeting, the persons named in the enclosed proxy, or their substitutes, will vote the proxy in accordance with their best judgment.

         The Company's 1999 Annual Report, including financial statements, has been mailed along with this Proxy Statement.

                                   **********

         It is important that the [WHITE] proxy cards be returned promptly. If you do not plan to attend the Annual Meeting, we urge you to fill out, date and mail the enclosed [WHITE] proxy card in the enclosed envelope, which requires no postage if mailed in the United States. THE BOARD OF DIRECTORS ALSO URGES YOU NOT TO SIGN ANY PROXY CARD SENT TO YOU BY PPM. EVEN IF YOU HAVE PREVIOUSLY SIGNED A PROXY CARD SENT TO YOU BY PPM, YOU CAN REVOKE THAT EARLIER PROXY BY SIGNING, DATING AND MAILING THE ENCLOSED [WHITE] PROXY CARD IN THE ENVELOPE PROVIDED.

                                                                      SCHEDULE A
                                                                      ----------


CERTAIN INFORMATION REGARDING DIRECTORS AND CERTAIN EXECUTIVE OFFICERS WHO ARE DEEMED PARTICIPANTS BECAUSE THEY MAY SOLICIT PROXIES

         Because the PPM Proposals contemplate the election of PPM's nominees to the Board of Directors, the rules of the Securities and Exchange Commission require the Company to include in this Proxy Statement certain additional information with respect to "Participants" (as defined in Schedule 14A promulgated pursuant to the Securities Exchange Act of 1934, as amended). Pursuant to those rules, the members of the Board of Directors and other executive officers are deemed Participants in the solicitation of proxies. The following table sets forth the name and present principal occupation or employment (except with respect to the directors whose principal occupation is set forth in the Proxy Statement), and the name, principal business and address of any corporation or other organization in which such employment is carried on, of the directors and executive officers of the Company who may assist in soliciting proxies from the Company's shareholders. Unless otherwise indicated below, the principal business address of each such Participant is 3155 El-Bee Road, Dayton, Ohio 45439 and such person is an employee of the Company. Directors are indicated with an asterisk.

Dennis S. Bookshester*
Fruit of the Loom, Ltd.
One Fruit of the Loom Drive
Bowling Green, KY 42102

Stewart M. Kasen*
Private Investor (no business address)

Charles Macaluso*
East Ridge Consulting Group
48 Dorchester Road
Darien, CT 06820

Steven C. Mason*
Retired (no business address)

Frederick J. Mershad*

John A. Muskovich*

Thomas J. Noonan,  Jr.*
Strauss Discount Auto
9A Brick Plant Road
South River, NJ 08882-1098

Bernard Olsoff*
Retired (no business address)

Laura H. Pomerantz*
Newmark & Company Real Estate, Inc.
125 Park Avenue
New York, NY 10017

Jack A. Staph*
Attorney and Private Investor
29525 Chagrin Blvd., Suite #316
Pepper Pike, OH 44122

John J. Wiesner*
Stage Stores, Inc.
P.O. Box 35167
Houston, TX 77235

Scott J. Davido    Executive Vice President -- Chief Financial Officer,
                   Treasurer and Secretary

INFORMATION REGARDING OWNERSHIP OF THE COMPANY'S COMMON STOCK BY
PARTICIPANTS

         Except as set forth in this Proxy Statement, no Participant owns any Common Stock of record but not beneficially. The number of shares of Common Stock held by directors and certain executive officers is set forth in this Proxy Statement.

TRANSACTIONS IN THE SECURITIES OF THE COMPANY WITHIN THE PAST TWO YEARS AND CERTAIN OTHER TRANSACTIONS

         Except as set forth in the following table, none of the Participants has purchased or sold or otherwise disposed of any shares of Common Stock of the Company in the past two years:

NAME                                DATE             NUMBER OF SHARES OF COMMON STOCK
                                                     PURCHASED (SOLD)

Frederick J. Mershad                8/3/98              376 (1)
                                    8/28/98           4,000 (2)
                                    11/2/98             523 (1)
                                    12/11/98          2,000 (2)
                                    2/1/99              459 (1)
                                    4/26/99           1,000 (2)
                                    9/7/99            4,000 (2)

John A. Muskovich                   8/3/98              426 (1)
                                    9/2/98            2,020 (2)
                                    11/2/98             592 (1)
                                    2/1/99              221 (1)

Scott J. Davido                     8/3/98              109 (1)
                                    11/2/98             151 (1)
                                    2/1/99              219 (1)

Laura H. Pomerantz                  8/27/98           6,000 (2)


(1)  Purchase of shares pursuant to the Company's Employee Stock Purchase Plan.

(2)  Purchase of shares in open market.

MISCELLANEOUS INFORMATION CONCERNING PARTICIPANTS

         Except as disclosed is this Proxy Statement, to the knowledge of the Company, (a) none of the Participants identified above was or is a party to a contract, arrangement or understanding with respect to the Company's securities,
(b) there are no contracts, arrangements or understandings between the Company and Participants with respect to employment by the Company and its affiliates or with respect to transactions in which the Company or any of its affiliates are or will be parties and (c) none of the Participants has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be voted on at the Company's Annual Meeting.

                                                                         Annex A

                         THE ELDER-BEERMAN STORES CORP.

                      EQUITY AND PERFORMANCE INCENTIVE PLAN
                 (AS AMENDED AND RESTATED AS OF AUGUST 24, 2000)


                                    ARTICLE I

                             Purpose and Definitions

         1.1 PURPOSE. The purpose of the Equity and Performance Incentive Plan (the "Plan") is to attract and retain directors, officers and key employees for The Elder-Beerman Stores Corp. (the "Corporation") and its Subsidiaries and to provide to such persons incentives and rewards for superior performance.

         1.2 EFFECTIVE DATE. The Plan will be effective on the confirmation date of the Joint Plan of Reorganization of The Elder-Beerman Stores Corp. and its Subsidiaries (the "Joint Plan of Reorganization"). As of the date the Plan becomes effective, the Plan will be deemed authorized and approved in all respects and for all purposes, as provided in the Joint Plan of Reorganization, without any requirements of further action by any shareholders or directors of The Elder-Beerman Stores Corp.

         1.3 DEFINITIONS. As used in the Plan,

             "Appreciation Right" means a right granted pursuant to Section 3.3 of the Plan, and includes both Tandem Appreciation Rights and Free-Standing Appreciation Rights.

             "Bankruptcy Code" means 11 U.S.C. Sections 101-1330.

             "Board" means the Board of Directors of the Corporation and, to the extent of any delegation by the Board to a committee (or subcommittee thereof) pursuant to Section 6.5 of the Plan, such committee (or subcommittee thereof).

             "Change of Ownership" means any of the following events:

             (a) The sale to any purchaser unaffiliated with the Corporation of all or substantially all of the assets of the Corporation;

             (b) The sale, distribution, or accumulation of more than 50% of the outstanding voting stock of the Corporation to/by any acquiror or group of affiliated acquirors that are unaffiliated with the Corporation;

             (c) Individuals who, on the completion of the Corporation's chapter 11 reorganization under the Bankruptcy Code, constitute the Board of Directors (the "Incumbent Directors") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to such completion whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Corporation in which such person is named as a nominee for director, without objection to such nomination) will be an Incumbent Director; provided, however, that no individual elected or nominated as a director of the Corporation initially as a result of an actual or threatened election contest with respect to directors or any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board will be deemed to be an Incumbent Director; or

             (d) The merger or consolidation of the Corporation with another entity (as such term is defined in section 101(16) of the Bankruptcy Code) (an "Entity") unaffiliated with the Corporation if, immediately after such merger or consolidation, less than a majority of the combined voting power of the then outstanding securities of such Entity are held, directly or indirectly, in the aggregate by the holders immediately prior to such transaction of the then outstanding securities of the Corporation entitled to vote generally in the election of directors.

             (e) In no event may "Change of Ownership" be construed to include any change of control of the Corporation or any Subsidiary that occurs solely as a result of any exchange or distribution of equity securities of the Corporation or any Subsidiary upon consummation of a plan of reorganization for the Corporation or any Subsidiary in its chapter 11 case.

             "Code" means the Internal Revenue Code of 1986, as amended from time to time.

             "Committee" means the committee described in Section 6.4.

             "Common Shares" means shares of common stock, $0.01 par value per share, of the Corporation or any security into which such Common Shares may be changed by reason of any transaction or event of the type referred to in Section
6.1 of the Plan.

             "Covered Employee" means a Participant who is, or is determined by the Board to be likely to become, a "covered employee" within the meaning of
Section 162(m) of the Code (or any successor provision).

             "Date of Grant" means the date specified by the Board on which a grant of Option Rights, Appreciation Rights, Performance Shares or Performance Units or a grant or sale of Restricted Shares or Deferred Shares will become effective (which date may not be earlier than the date on which the Board takes action with respect thereto) and may also include the date on which a grant of Option Rights to a Non-Employee Director becomes effective pursuant to Section
4.2 of the Plan.

             "Deferral Period" means the period of time during which Deferred Shares are subject to deferral limitations under Section 3.5 of the Plan.

             "Deferred Shares" means an award made pursuant to Section 3.5 of the Plan of the right to receive Common Shares or cash in lieu thereof at the end of a specified Deferral Period.

             "Designated Subsidiary" means a Subsidiary that is (i) not a corporation or (ii) a corporation in which at the time the Corporation owns or controls, directly or indirectly, less than

80% of the total combined voting power represented by all classes of stock issued by such corporation.

             "Exercise Right" means the price payable upon exercise of a Free-Standing Appreciation Right.

             "Free-Standing Appreciation Right" means an Appreciation Right not granted in tandem with an Option Right.

             "Incentive Stock Options" means Option Rights that are intended to qualify as "incentive stock options" under Section 422 of the Code or any successor provision.

             "Market Value per Share" means, as of any particular date, the fair market value of the Common Shares as determined by the Board, except that, with respect to options granted pursuant to Section 3.9 and 4.3, Market Value per Share will be $10.89 per share.

             "Non-Employee Director" means a Director of the Corporation who is not an employee of the Corporation or any Subsidiary.

             "Optionee" means the optionee named in an agreement evidencing an outstanding Option Right.

             "Option Price" means the purchase price payable on exercise of an Option Right.

             "Option Right" means the right to purchase Common Shares upon exercise of an option granted pursuant to Section 3.2 or Section 4.2 of the Plan.

             "Participant" means a person who is selected by the Board to receive benefits under the Plan and who is at the time an officer, or other key employee of the Corporation or any one or more of its Subsidiaries, or who has agreed to commence serving in any of such capacities within 90 days of the Date of Grant, and also includes each Non-Employee Director who receives an award of Option Rights pursuant to Section 4.2 of the Plan; provided, however, that for purposes of Articles III and V of the Plan, Participant does not include such Non-Employee Director.

             "Performance Objectives" means the measurable performance objective or objectives established pursuant to the Plan for Participants who have received grants of Performance Shares or Performance Units or, when so determined by the Board, Option Rights, Appreciation Rights, Restricted Shares and dividend credits pursuant to the Plan. Performance Objectives may be described in terms of Corporation-wide objectives and/or objectives that are related to the performance of the individual Participant or of the Subsidiary, division, department, region, store or function within the Corporation or Subsidiary in which the Participant is employed. The Performance Objectives may be made relative to the performance of other corporations. The Performance Objectives applicable to any award to a Covered Employee will be based on specified levels of or growth in one or more of the following criteria:

             1. earnings;
             2. earnings before interest, tax, depreciation and amortization;

             3. earnings per share (earnings per share will be calculated without regard to any change in accounting standards that may be required by the Financial Accounting Standards Board after the goal is established);
             4. share price;
             5. total shareholder return;
             6. return on invested capital, equity, or assets;
             7. operating earnings;
             8. sales growth.

             Except where a modification would result in an award no longer qualifying as performance based compensation within the meaning of Section 162(m) of the Code, if the Board determines that a change in the business, operations, corporate structure or capital structure of the Corporation, or the manner in which it conducts its business, or other events or circumstances render the Performance Objectives unsuitable, the Board may in its discretion modify such Performance Objectives or the related minimum acceptable level of achievement, in whole or in part, as the Board deems appropriate and equitable.

             "Performance Period" means, in respect of a Performance Share or Performance Unit, a period of time established pursuant to Section 3.6 of the Plan within which the Performance Objectives relating to such Performance Share or Performance Unit are to be achieved.

             "Performance Share" means a bookkeeping entry that records the equivalent of one Common Share awarded pursuant to Section 3.6 of the Plan.

             "Performance Unit" means a bookkeeping entry that records a unit equivalent to $1.00 awarded pursuant to Section 3.6 of the Plan.

             "Reload Option Rights" means additional Option Rights granted automatically to an Optionee upon the exercise of Option Rights pursuant to
Section 3.2(g) of the Plan.

             "Restricted Shares" means Common Shares granted or sold pursuant to
Section 3.4 or Section 4.2 of the Plan as to which neither the substantial risk of forfeiture nor the prohibition on transfers referred to in Section 3.4 of the Plan has expired.

             "Spread" means the excess of the Market Value per Share on the date when an Appreciation Right is exercised, or on the date when Option Rights are surrendered in payment of the Option Price of other Option Rights, over the Option Price provided for in the related Option Right or Free-Standing Appreciation Right, respectively.

             "Subsidiary" means a corporation, company or other entity (i) more than 50% of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or (ii) which does not have outstanding shares or securities (as may be the case in a partnership, joint venture or unincorporated association), but more than 50% of whose ownership interest representing the right generally to make decisions for such other entity is, now or hereafter, owned or controlled, directly or indirectly, by the Corporation, except that for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, "Subsidiary" means any corporation in which at the time the Corporation owns or controls, directly or indirectly, more than 50% of the total combined voting power represented by all classes of stock issued by such corporation.

             "Tandem Appreciation Right" means an Appreciation Right granted in tandem with an Option Right.

             "Voting Shares" means at any time the then-outstanding securities entitled to vote generally in the election of directors of the Corporation.


                                   ARTICLE II

                         Shares Available Under the Plan

         2.1 SHARES AVAILABLE UNDER THE PLAN. (a) Subject to adjustment as provided in Section 6.1 of the Plan, the number of Common Shares that may be issued or transferred (i) upon the exercise of Option Rights or Appreciation Rights, (ii) as Restricted Shares and released from substantial risks of forfeiture thereof, (iii) as Deferred Shares, (iv) in payment of Performance Shares or Performance Units that have been earned, (v) as awards to Non-Employee Directors or (vi) in payment of dividend equivalents paid with respect to awards made under the Plan may not exceed in the aggregate 2,750,000 (2,250,000 of which were approved in 1997 and 500,000 of which are being added as of August 24, 2000) shares plus any shares relating to awards that expire or are forfeited or canceled. Such shares may be shares of original issuance or treasury shares or a combination of the foregoing. Upon the payment of any Option Price by the transfer to the Corporation of Common Shares or upon satisfaction of any withholding amount by means of transfer or relinquishment of Common Shares, there will be deemed to have been issued or transferred under the Plan only the net number of Common Shares actually issued or transferred by the Corporation.


             (b) The number of shares available in Subsection (a) of this Section will be adjusted to account for shares relating to awards that expire; are forfeited; or are transferred, surrendered, or relinquished upon the payment of any Option Price by the transfer to the Corporation of Common Shares or upon satisfaction of any withholding amount.

             (c) Notwithstanding anything in this Section or elsewhere in the Plan to the contrary, the aggregate number of Common Shares actually issued or transferred by the Corporation upon the exercise of Incentive Stock Options may not exceed 200,000 shares, subject to adjustments as provided in Section 6.1 of the Plan. Further, no Participant may be granted Option Rights for more than 300,000 Common Shares during any calendar year, subject to adjustments as provided in Section 6.1 of the Plan.

             (d) Upon payment in cash of the benefit provided by any award granted under the Plan, any shares that were covered by that award will again be available for issue or transfer hereunder.

             (e) Notwithstanding any other provision of the Plan to the contrary, in no event may any Participant in any calendar year receive more than 300,000 Appreciation Rights, subject to adjustments as provided in Section 6.1 of the Plan.

             (f) Notwithstanding any other provision of the Plan to the contrary, in no event may any Participant in any calendar year receive more than 75,000 Restricted Shares or 5,000 Deferred Shares, subject to adjustments as provided in Section 6.1 of the Plan.

             (g) Notwithstanding any other provision of the Plan to the contrary, in no event may any Participant in any calendar year receive an award of Performance Shares or Performance Units having an aggregate maximum value as of their respective Dates of Grant in excess of $1,000,000.


                                   ARTICLE III

                           Long-Term Incentive Awards

         3.1 PURPOSE. The purpose of the long-term incentive awards provided under this Article is to provide the Corporation a means to devise tailored long-term stock and other incentive awards to officers and other key employees of the Corporation or a Subsidiary, which will provide incentive for such employees to act in the best interests of the Corporation's shareholders, will reinforce such employees' mutuality of interest with shareholders, and will promote the long-term interests of the Corporation and its Subsidiaries.

         3.2 OPTION RIGHTS. The Board may, from time to time and upon such terms and conditions as it may determine, authorize the granting to Participants of options to purchase Common Shares. Each such grant may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

             (a) Each grant will specify the number of Common Shares to which it pertains subject to the limitations set forth in Section 2.1 of the Plan.

             (b) Each grant will specify an Option Price per share, which may be equal to or more or less than (but not less than 75% of) the Market Value per Share on the Date of Grant, except that the Option Price per share for any Incentive Stock Option will not be less than 100% of the Market Value per Share on the Date of Grant.

             (c) Each grant will specify whether the Option Price will be payable (i) in cash or by check acceptable to the Corporation, (ii) by the actual or constructive transfer to the Corporation of nonforfeitable, unrestricted Common Shares owned by the Optionee (or other consideration authorized pursuant to Subsection (d) of this Section) having a value at the time of exercise equal to the total Option Price, or (iii) by a combination of such methods of payment.

             (d) The Board may determine, at or after the Date of Grant, that payment of the Option Price of any option (other than an Incentive Stock Option) may also be made in whole or in part in the form of Restricted Shares or other Common Shares that are forfeitable or subject to restrictions on transfer, Deferred Shares, Performance Shares (based, in each case, on the Market Value per Share on the date of exercise), other Option Rights (based on the Spread on the date of exercise) or Performance Units. Unless otherwise determined by the Board at or after the Date of Grant, whenever any Option Price is paid in whole or in part by means of any of the forms of consideration specified in this Subsection, the Common Shares received upon the exercise of the Option Rights will be subject to such risks of forfeiture or restrictions on transfer as may correspond to any that apply to the consideration surrendered, but only to the extent of (i) the number of shares or Performance Shares, (ii) the Spread of any unexercisable portion of Option Rights, or (iii) the stated value of Performance Units surrendered.

             (e) Any grant may provide for deferred payment of the Option Price from the proceeds of sale through a bank or broker on a date satisfactory to the Corporation of some or all of the shares to which such exercise relates.

             (f) Any grant may provide for payment of the Option Price, at the election of the Optionee, in installments, with or without interest, upon terms determined by the Board.

             (g) Any grant may, at or after the Date of Grant, provide for the automatic grant of Reload Option Rights to an Optionee upon the exercise of Option Rights (including Reload Option Rights) using Common Shares or other consideration specified in Subsection (d) of this Section. Reload Option Rights will cover up to the number of Common Shares, Deferred Shares, Option Rights or Performance Shares (or the number of Common Shares having a value equal to the value of any Performance Units) surrendered to the Corporation upon any such exercise in payment of the Option Price or to meet any withholding obligations. Reload Options may have an Option Price that is no less than the applicable Market Value per Share at the time of exercise and will be on such other terms as may be specified by the Board, which may be the same as or different from those of the original Option Rights.

             (h) Successive grants may be made to the same Participant whether or not any Option Rights previously granted to such Participant remain unexercised.

             (i) Each grant will specify the period or periods of continuous service by the Optionee with the Corporation or any Subsidiary following the grant which is necessary before the Option Rights or installments thereof will become exercisable and may provide for the earlier exercise of such Option Rights in the event of retirement, disability or death of the Participant or a Change of Ownership or other similar transaction or event.

             (j) Any grant of Option Rights may specify Performance Objectives that must be achieved as a condition to the exercise of such rights.

             (k) Option Rights granted under the Plan may be (i) options, including, without limitation, Incentive Stock Options, that are intended to qualify under particular provisions of the Code, (ii) options that are not intended so to qualify, or (iii) combinations of the foregoing.

             (l) The Board may, at or after the Date of Grant of any Option Rights (other than Incentive Stock Options), provide for the payment of dividend equivalents to the Optionee on either a current or deferred or contingent basis or may provide that such equivalents will be credited against the Option Price.

             (m) The exercise of an Option Right will result in the cancellation on a share-for-share basis of any Tandem Appreciation Right authorized under
Section 3.3 of the Plan.

             (n) No Option Right may be exercised more than 10 years from the Date of Grant.

             (o) Each grant of Option Rights will be evidenced by an agreement executed on behalf of the Corporation by an officer and delivered to the Optionee and containing such terms and provisions, consistent with the Plan, as the Board may approve.

         3.3 APPRECIATION RIGHTS. (a) The Board may also authorize the granting to any Optionee of Tandem Appreciation Rights in respect of Option Rights granted hereunder at any time prior to the exercise or termination of such related Option Rights; provided, however, that a Tandem Appreciation Right awarded in relation to an Incentive Stock Option must be granted concurrently with such Incentive Stock Option. A Tandem Appreciation Right will be a right of the Optionee, exercisable by surrender of the related Option Right, to receive from the Corporation an amount determined by the Board, which will be expressed as a percentage of the Spread (not exceeding 100%) at the time of exercise.

             (b) The Board may also authorize the granting to any Participant of Free-Standing Appreciation Rights. A Free-Standing Appreciation Right will be a right of the Participant to receive from the Corporation an amount determined by the Board, which will be expressed as a percentage of the spread (not exceeding 100%) at the time of exercise.

             (c) Each grant of Appreciation Rights may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

                     (i) Any grant may specify that the amount payable on exercise of an Appreciation Right may be paid by the Corporation in cash, in Common Shares or in any combination thereof and may either grant to the Participant or retain in the Board the right to elect among those alternatives.

                     (ii) Any grant may specify that the amount payable on exercise of an Appreciation Right may not exceed a maximum specified by the Board at the Date of Grant.

                     (iii) Any grant may specify waiting periods before exercise and permissible exercise dates or periods and will provide that no Appreciation Right may be exercised except at a time when the related Option Right (if applicable) is also exercisable and at a time when the Spread is positive.

                     (iv) Any grant may specify that such Appreciation Right may be exercised only in the event of retirement, disability or death of the Participant or a Change of Ownership or other similar transaction or event.

                     (v) Each grant of Appreciation Rights will be evidenced by an agreement executed on behalf of the Corporation by an officer and delivered to and accepted by the Participant, which agreement will describe such Appreciation Rights, identify the related Option Rights (if applicable), state that such Appreciation Rights are subject to all the terms and conditions of the Plan, and contain such other terms and provisions, consistent with the Plan, as the Board may approve.

                     (vi) Any grant of Appreciation Rights may specify Performance Objectives that must be achieved as a condition of the exercise of such rights.

         3.4 RESTRICTED SHARES. The Board may also authorize the grant or sale to Participants of Restricted Shares. Each such grant or sale may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

             (a) Each such grant or sale will constitute an immediate transfer of the ownership of Common Shares to the Participant in consideration of the performance of services, entitling such Participant to voting, dividend and other ownership rights, but subject to the substantial risk of forfeiture and restrictions on transfer hereinafter referred to.

             (b) Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than Market Value per Share at the Date of Grant.

             (c) Each such grant or sale will provide that the Restricted Shares covered by such grant or sale will be subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code except (if the Board so determines) in the event of retirement, disability or death of the Participant or a Change of Ownership or other similar transaction or event, for a period of not less than 3 years as determined by the Board at the Date of Grant.

             (d) Each such grant or sale will provide that during the period for which such substantial risk of forfeiture is to continue, the transferability of the Restricted Shares will be prohibited or restricted in the manner and to the extent prescribed by the Board at the Date of Grant (which restrictions may include, without limitation, rights of repurchase or first refusal in the Corporation or provisions subjecting the Restricted Shares to a continuing substantial risk of forfeiture in the hands of any transferee).

             (e) Any grant of Restricted Shares may specify Performance Objectives which, if achieved, will result in termination or early termination of the restrictions applicable to such shares and each grant may specify in respect of such specified Performance Objectives, a minimum acceptable level of achievement and will set forth a formula for determining the number of Restricted Shares on which restrictions will terminate if performance is at or above the minimum level, but falls short of full achievement of the specified Performance Objectives.

             (f) Any such grant or sale of Restricted Shares may require that any or all dividends or other distributions paid thereon during the period of such restrictions be automatically deferred and reinvested in additional Restricted Shares, which may be subject to the same restrictions as the underlying award.

             (g) Each grant or sale of Restricted Shares will be evidenced by an agreement executed on behalf of the Corporation by an officer and delivered to and accepted by the Participant and will contain such terms and provisions, consistent with the Plan, as the Board may approve. Unless otherwise directed by the Board, all certificates representing Restricted Shares will be held in custody by the Corporation until all restrictions thereon have lapsed, together with a stock power executed by the Participant in whose name such certificates are registered, endorsed in blank and covering such Shares.

         3.5 DEFERRED SHARES. The Board may also authorize the granting or sale of Deferred Shares to Participants. Each such grant or sale may utilize any or all of the authorizations, and will be subject to all of the requirements contained in the following provisions:

             (a) Each such grant or sale will constitute the agreement by the Corporation to deliver Common Shares to the Participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions during the Deferral Period as the Board may specify.

             (b) Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is equal to or less than the Market Value per Share at the Date of Grant.

             (c) Each such grant or sale will be subject to a Deferral Period of not less than one year, as determined by the Board at the Date of Grant, except (if the Board so determines) in the event of retirement, disability, hardship or death of the Participant or a Change of Ownership or other similar transaction or event.

             (d) During the Deferral Period, the Participant will have no right to transfer any rights under his or her award and will have no rights of ownership in the Deferred Shares and will have no right to vote them, but the Board may, at or after the Date of Grant, authorize the payment of dividend equivalents on such Shares on either a current or deferred or contingent basis, either in cash or in additional Common Shares.

             (e) Each grant or sale of Deferred Shares will be evidenced by an agreement executed on behalf of the Corporation by any officer and delivered to and accepted by the Participant and will contain such terms and provisions, consistent with the Plan, as the Board may approve.

         3.6 PERFORMANCE SHARES AND PERFORMANCE UNITS. The Board may also authorize the granting of Performance Shares and Performance Units that will become payable to a Participant upon achievement of specified Performance Objectives. Each such grant may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

             (a) Each grant will specify the number of Performance Shares or Performance Units to which it pertains, which number may be subject to adjustment to reflect changes in compensation or other factors; provided, however, that no such adjustment will be made in the case of a Covered Employee.

             (b) The Performance Period with respect to each Performance Share or Performance Unit will be such period of time (not less than one year, except in the event of retirement, disability or death of the Participant or a Change of Ownership or other similar transaction or event, if the Board so determines) commencing with the Date of Grant as is determined by the Board at the Date of Grant.

             (c) Any grant of Performance Shares or Performance Units will specify Performance Objectives which, if achieved, will result in payment or early payment of the award, and each grant may specify in respect of such specified Performance Objectives a minimum acceptable level of achievement below which no payment will be made and will set forth a formula for determining the number of Performance Shares or Performance Units that will be earned if performance is at or above the minimum level, but falls short of full achievement of the specified Performance Objectives. The grant of Performance Shares or Performance Units will specify that, before the Performance Shares or Performance Units are earned and paid, the Board must certify that the Performance Objectives have been satisfied.

             (d) Each grant will specify a minimum acceptable level of achievement in respect of the specified Performance Objectives below which no payment will be made and will set forth a formula for determining the amount of payment to be made if performance is at or above such minimum but short of full achievement of the Performance Objectives.

             (e) Each grant will specify the time and manner of payment of Performance Shares or Performance Units which have been earned. Any grant may specify that the amount payable with respect thereto may be paid by the Corporation in cash, in Common Shares or in any combination thereof and may either grant to the Participant or retain in the Board the right to elect among those alternatives.

             (f) Any grant of Performance Shares may specify that the amount payable with respect thereto may not exceed a maximum specified by the Board at the Date of Grant. Any grant of Performance Units may specify that the amount payable or the number of Common Shares issued with respect thereto may not exceed maximums specified by the Board at the Date of Grant.

             (g) The Board may, at or after the Date of Grant of Performance Shares, provide for the payment of dividend equivalents to the holder thereof on either a current or deferred or contingent basis, either in cash or in additional Common Shares.

             (h) Each grant of Performance Shares or Performance Units will be evidenced by an agreement executed on behalf of the Corporation by any officer and delivered to and accepted by the Participant, which agreement will state that such Performance Shares or Performance Units are subject to all the terms and conditions of the Plan, and contain such other terms and provisions, consistent with the Plan, as the Board may approve.

         3.7 TRANSFERABILITY. (a) Except as otherwise determined by the Board on a case-by-case basis, no Option Right, Appreciation Right or other derivative security granted under the Plan will be transferable by an Optionee other than by will or the laws of descent and distribution, except (in the case of a Participant who is not a Director or officer of the Corporation) to a fully revocable trust of which the Optionee is treated as the owner for federal income tax purposes. Except as otherwise determined by the Board on a case-by-case basis, Option Rights and Appreciation Rights will be exercisable during the Optionee's lifetime only by him or her or by his or her guardian or legal representative.

             (b) The Board may specify at the Date of Grant that part or all of the Common Shares that are (i) to be issued or transferred by the Corporation upon the exercise of Option Rights or Appreciation Rights, upon the termination of the Deferral Period applicable to Deferred Shares or upon payment under any grant of Performance Shares or Performance Units or (ii) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in
Section 3.4 of the Plan, will be subject to further restrictions on transfer.

         3.8 PARTICIPATION BY EMPLOYEES OF A DESIGNATED SUBSIDIARY. As a condition to the effectiveness of any grant or award to be made hereunder to a Participant who is an employee of a Designated Subsidiary, regardless whether such Participant is also employed by the Corporation or another Affiliate, the Board may require the Designated Subsidiary to agree to transfer to the Participant (as, if and when provided for under the Plan and any applicable agreement entered into between the Participant and the Designated Subsidiary pursuant to the Plan) the Common Shares that would otherwise be delivered by the Corporation upon receipt by the Designated Subsidiary of any consideration then otherwise payable by the Participant to the Corporation. Any such grant or award may be evidenced by an agreement between the Participant and the Designated Subsidiary, in lieu of the Corporation, on terms consistent with the Plan and approved by the Board and the Designated Subsidiary. All Common Shares so delivered by or to a Designated Subsidiary will be treated as if they had been delivered by or to the Corporation for purposes of Section 2.1 of the Plan and all references to the Corporation in the Plan are deemed to refer to the Designated Subsidiary except with respect to the definitions of the Board and the Committee and in other cases where the context otherwise requires.

         3.9 AWARDS ON THE EFFECTIVE DATE. Long-term incentive awards pursuant to this Article will be initially made on the Effective Date as provided in Exhibit A hereto, with such awards to each applicable employee based on gain objective and salary.


                                   ARTICLE IV

                        Awards to Non-Employee Directors

         4.1 PURPOSE. The purpose of providing awards to non-employee directors is to provide the Corporation a means to attract and retain qualified directors, provide an incentive for such directors to act in the best interests of the Corporation's shareholders, reinforce such directors' mutuality of interest with shareholders and promote the long-term interests of the Corporation.

         4.2 AWARDS TO NON-EMPLOYEE DIRECTORS. The Board may, from time to time and upon such terms and conditions as it may determine, authorize the granting to Non-Employee Directors of Option Rights (other than Incentive Stock Options) and may also authorize the grant or sale of Restricted Shares to Non-Employee Directors. A grant of Option Rights may be in lieu of all or a portion of such Non-Employee Director's annual retainer, as elected by the Non-Employee Director. Each grant of Option Rights awarded pursuant to this Section will be upon terms and conditions consistent with Section 3.2 of the Plan. Each grant or sale of Restricted Shares pursuant to this Article will be upon terms and conditions consistent with Section 3.4 of the Plan.

         4.3 AWARDS ON THE EFFECTIVE DATE. Awards to non-employee directors will be initially made on the Effective Date as provided in Exhibit A hereto.

                                    ARTICLE V

                             Annual Incentive Awards


         5.1 PURPOSE. The purpose of the annual incentive awards provided under the Plan is to provide for the grant of short-term performance awards to certain key employees of the Corporation or a Subsidiary based on their attainment of predetermined goals which will further the interests of the Corporation and its shareholders.

         5.2 DEFINITIONS. As used in this Article,

             "Annual Incentive Award" means an award made pursuant to this Article.

             "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

             "Goal" means the threshold or thresholds to be satisfied in order for a Participant to qualify for all or a portion of an Annual Incentive Award, as determined by the Board.

             "Retirement" means termination of employment on or after attainment of age 55 with a combined total of age and service with the Company equal to at least 64.

         5.3 ELIGIBILITY FOR ANNUAL INCENTIVE AWARD. The Board annually will select Participants eligible to receive an Annual Incentive Award, based on the impact of the employee's position on Corporation performance, the measurability of such impact, and the Participant's performance and potential.

         5.4 ANNUAL INCENTIVE AWARDS. (a) As soon as practicable (but not later than the April 15) following the end of the Corporation's fiscal year, the Board will determine whether and to what extent the Goals have been met and what Annual Incentive Awards have been earned, and will notify each Participant of his entitlement, if any, to an Annual Incentive Award. Except as provided in this Article, an Annual Incentive Award will become nonforfeitable upon such a determination by the Board that such Award has been earned.

             (b) In the event of special or unusual events or circumstances affecting the application of one or more performance measures to an annual incentive award, the Board may revise the performance measures and/or underlying factors and criteria applicable to the Annual Incentive Awards affected, to the extent deemed appropriate by the Board, in its sole discretion, to avoid unintended windfalls or hardship.

             (c) Annual Incentive Awards earned will be paid in cash as soon as practicable following the determination by the Board of such Award, subject to any deferral election made pursuant to Section 5.5 of the Plan. Anything in this Article to the contrary notwithstanding, the Corporation will have no obligation to make payment of any Annual Incentive Award in the event the Participant's employment is terminated for Cause.

         5.5 DEFERRAL ELECTION. A Participant entitled to receive an Annual Incentive Award may elect to defer up to 50% of such Award (in whole percentages). Any such election must be made prior to the last business day of July of the year for which such Award may be earned and will be irrevocable with respect to such Annual Incentive Award; provided, however, that for the Annual Incentive Award applicable to the fiscal year in which the Effective Date occurs, such election must be made by January 15, 1998. The portion of an Annual Incentive Award deferred pursuant to this Subsection will be converted and granted as Deferred Shares under Section 3.5 of the Plan using the

Market Value per Share on the last day of the Corporation's fiscal year for which such Award is earned.

         5.6 GRANTS OF RESTRICTED SHARES. The Corporation will grant Restricted Shares under Section 3.4 of the Plan to each Participant who defers a percentage of his Annual Incentive Award pursuant to Section 5.5 of the Plan. The number of Restricted Shares so granted will be equal in value, using the Market Value per Share on the last day of the Corporation's fiscal year to which the Award relates, to 25% of the deferred portion of such Award deferred.

         5.7 RETIREMENT, DISABILITY, DEATH, TERMINATION OF EMPLOYMENT, CHANGE OF OWNERSHIP. (a) In the event of the Retirement, disability or death of any Participant prior to the determination of any Annual Incentive Award, and in the event the Board determines that the Goal(s) set for the Participant are attained, such Participant or such Participant's beneficiary, as the case may be, will be eligible to receive a pro rata portion of his Annual Incentive Award, such portion determined by multiplying the Annual Incentive Award by a fraction, the numerator of which is the number of days during the year prior to his Retirement, disability or death and the denominator of which is 365.

             (b) OTHER TERMINATION OF EMPLOYMENT. If a Participant's employment is terminated (by him or by the Corporation or a Subsidiary) prior to the date on which any Annual Incentive Award is paid for any reason other than Retirement, disability or death, the Participant will forfeit any right to an Annual Incentive Award or any portion thereof; provided, however, that in unusual circumstances the Board in its sole discretion may waive the forfeiture in whole or in part.

             (c) CHANGE OF OWNERSHIP. If a Participant is employed on the date a Change of Ownership occurs, the Participant will be eligible to receive an Annual Incentive Award for the year in which such Change of Ownership occurs of not less than the Annual Incentive Award payable for the year immediately preceding such year.

         5.8 ADMINISTRATION. (a) This Article will be administered by the Board, which is the "administrator" for purposes of, and to the extent required by, ERISA (the "Administrator"). The Board will have such powers as may be necessary to discharge its duties hereunder, including, but not by way of limitation, to construe and interpret any provision of this Article or related provisions of the Plan or of any related agreement, notification or document (including, without limitation, by supplying omissions from, correcting deficiencies in, or resolving inconsistencies or ambiguities in the language of this Article or related provisions of the Plan or such agreement, notification or document), to determine the rights and status under this Article of Participants and other persons, to decide disputes arising under this Article and to make any determinations and findings with respect to benefits under this Article and the persons entitled thereto as may be required for the purposes of this Article.

             (b) The Board may, from time to time, employ and/or designate agents and delegate to them such administrative duties as it sees fit, and may from time to time consult with legal counsel who may be counsel to the Corporation. No member of the Board may act in respect of his own interests under this Article. All decisions and determinations by the Administrator will be final and binding on all parties. All decisions of the Board will be made by the vote of the majority, including actions in writing taken without a meeting.

             (c) All elections, notices and directions under this Article by a Participant must be made on such forms and in such manner as the Board prescribes.

         5.9 CLAIMS PROCEDURE. To the extent required by ERISA, the Board will provide to any Participant or beneficiary whose claim for benefits under this Article has been fully or partially denied (the "claimant") a written notice setting forth (a) the specific reasons for such denial, (b) a designation of any additional material or information required and (c) an explanation of this claim review procedure. Such notice will state that the claimant is entitled to request a review in writing, by the Board, of the decision denying the claim. The claim will be reviewed by the Board who may, but need not, grant the claimant a hearing. On review, the claimant may have legal representation, examine pertinent documents and submit issues and comments in writing. The decision on review will be made within 120 days following the request, will be provided in writing to the claimant and will be final and binding on all parties concerned.


                                   ARTICLE VI

                       Administration; General Provisions

         6.1 ADJUSTMENTS. The Board may make or provide for such adjustments in the numbers of Common Shares covered by outstanding Option Rights, Appreciation Rights, Deferred Shares, and Performance Shares granted hereunder, in the prices per share applicable to such Option Rights and Appreciation Rights and in the kind of shares covered thereby, as the Board, in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the rights of Participants or Optionees that otherwise would result from (a) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Corporation, or
(b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event, the Board, in its discretion, may provide in substitution for any or all outstanding awards under the Plan such alternative consideration as it, in good faith, may determine to be equitable in the circumstances and may require in connection therewith the surrender of all awards so replaced. The Board may also make or provide for such adjustments in the numbers of shares specified in Section 2.1 of the Plan and in the number of Option Rights to be granted pursuant to Section 4.2 of the Plan as the Board in its sole discretion, exercised in good faith, may determine is appropriate to reflect any transaction or event described in this Section. Notwithstanding any other provision of the Plan, following any adjustment pursuant to this Section, the total percent of share equivalents to be made available under the Plan will be 15% of shares outstanding after such adjustment.

         6.2 FRACTIONAL SHARES. The Corporation will not be required to issue any fractional Common Shares pursuant to the Plan. The Board may provide for the elimination of fractions or for the settlement of fractions in cash.

         6.3 WITHHOLDING TAXES. To the extent that the Corporation is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a Participant or other person under the Plan, and the amounts available to the Corporation for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Corporation for payment of the balance of such taxes required to be withheld, which arrangements (in the discretion of the Board) may include relinquishment of a portion of such benefit. The Corporation and a Participant or such other person may also make similar arrangements with respect to the payment of any taxes with respect to which withholding is not required.

         6.4 ADMINISTRATION OF THE PLAN. (a) Except as otherwise provided in
Section 5.8 of the Plan, the Plan will be administered by the Board, which may from time to time delegate all or any part of its authority under the Plan to a committee of the Board (or subcommittee thereof). A majority of the committee (or subcommittee thereof) will constitute a quorum, and the action of the members of the committee (or subcommittee thereof) present at any meeting at which a quorum is present, or acts unanimously approved in writing, will be the acts of the committee (or subcommittee thereof). To the extent of any such delegation, references in the Plan to the Board (other than in Section 6.5(a) of the Plan) are deemed to be references to any such committee or subcommittee.

             (b) The interpretation and construction by the Board of any provision of the Plan or of any agreement, notification or document evidencing the grant of Option Rights, Appreciation Rights, Restricted Shares, Deferred Shares, Performance Shares or Performance Units and any determination by the Board pursuant to any provision of the Plan or of any such agreement, notification or document will be final and conclusive. No member of the Board may be liable for any such action or determination made in good faith.

         6.5 AMENDMENTS, ETC. (a) The Board may at any time and from time to time amend the Plan in whole or in part; provided, however, that any amendment which must be approved by the shareholders of the Corporation in order to comply with applicable law or the rules of any national securities exchange upon which the Common Shares are traded or quoted will not be effective unless and until such approval has been obtained. Presentation of the Plan or any amendment thereof for shareholder approval may not be construed to limit the Corporation's authority to offer similar or dissimilar benefits under other plans without shareholder approval.

             (b) The Board will not, without the further approval of the shareholders of the Corporation, authorize the amendment of any outstanding Option Right to reduce the Option Price. Furthermore, no Option Right may be canceled and replaced with awards having a lower Option Price without further approval of the shareholders of the Corporation. This Subsection is intended to prohibit the repricing of "underwater" Option Rights and may not be construed to prohibit the adjustments provided for in Section 6.1 of the Plan.

             (c) The Board also may permit Participants to elect to defer the issuance of Common Shares or the settlement of awards in cash under the Plan pursuant to such rules, procedures or programs as it may establish for purposes of the Plan. The Board also may provide that deferred issuances and settlements include the payment or crediting of dividend equivalents or interest on the deferral amounts.

             (d) The Board may condition the grant of any award or combination of awards authorized under the Plan on the surrender or deferral by the Participant of his or her right to receive a cash bonus or other compensation otherwise payable by the Corporation or a Subsidiary to the Participant.

             (e) In case of termination of employment by reason of death, disability or normal or early retirement, or in the case of hardship or other special circumstances, of a Participant who holds an Option Right or Appreciation Right not immediately exercisable in full, or any Restricted Shares as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, or any Deferred Shares as to which the Deferral Period has not been completed, or any Performance Shares or Performance Units which have not been fully earned, or who holds Common Shares subject to any transfer restriction imposed pursuant to Section 3.7(b) of the Plan, the Board may, in its sole discretion, accelerate the time at which such Option Right or Appreciation Right may be exercised or the time at which such substantial risk of forfeiture or prohibition or restriction on transfer will lapse or the time when such Deferral Period will end or the time at which such Performance Shares or Performance Units will be deemed to have been fully earned or the time when such transfer restriction will terminate or may waive any other limitation or requirement under any such award.

             (f) The Plan does not confer upon any Participant any right with respect to continuance of employment or other service with the Corporation or any Subsidiary, nor does it interfere in any way with any right the Corporation or any Subsidiary would otherwise have to terminate such Participant's employment or other service at any time.

             (g) To the extent that any provision of the Plan would prevent any Option Right that was intended to qualify as an Incentive Stock Option from qualifying as such, that provision will be null and void with respect to such Option Right. Such provision, however, will remain in effect for other Option Rights and there will be no further effect on any provision of the Plan.

         6.6 TERMINATION. No grant (other than an automatic grant of Reload Option Rights) may be made under the Plan more than 10 years after the date on which the Plan is first approved by the shareholders of the Corporation, but all grants made on or prior to such date will continue in effect thereafter subject to the terms thereof and of the Plan.

                                                                         Annex B

Item Number 3

         ARTICLE IX. Except as may be provided in any Preferred Stock Designation, the Board of Directors shall consist of not less than eight nor more than 11 directors, as shall be fixed from time to time in the manner provided in the Amended Code of Regulations of the Corporation. Except as provided otherwise in any Preferred Stock Designation, directors may be elected by the shareholders only (i) at an annual meeting of shareholders or (ii) at a special meeting of shareholders called for that purpose if (a) no annual meeting is held, (b) an annual meeting is held but directors are not elected at such annual meeting, or(c) the shareholders increase the number of directors. Neither the holding of a special meeting of shareholders nor the election of directors at a special meeting of shareholders will, by itself, shorten the term of any incumbent director. No decrease in the number of directors constituting the Board of Directors may shorten the term of any incumbent director. Election of directors of the Corporation need not be by written ballot unless requested by the presiding officer or by the holders of a majority of the voting power of the Corporation present in person or represented by proxy at a meeting of shareholders at which directors are to be elected. For purposes of these Amended Articles of Incorporation, "voting power of the Corporation" means the aggregate voting power of (1) all the outstanding shares of Common Stock of the corporation and (2) all the outstanding shares of any class or series of capital stock of the Corporation that has (i) rights to distributions senior to those of the Common Stock including, without limitation, any relative, participating, optional, or other special rights and privileges of, any qualifications, limitations or restrictions on, such shares and (ii) voting rights entitling such shares to vote generally in the election of directors.

Item Number 4

         ARTICLE XIV. Pursuant to (S)1704.06(A) of the Revised Code of Ohio, the provisions of Chapter 1704 of the Revised Code of Ohio (regarding regulation of transactions involving interested shareholders) shall not be applicable to the Corporation.

Item Number 5

         ARTICLE X. Notwithstanding anything to the contrary contained in these Amended Articles of Incorporation, the affirmative vote of the holders of not less than a majority of the voting power of the Corporation, voting together as a single class, shall be required to amend or repeal, or adopt any provision inconsistent with any article contained herein; PROVIDED, HOWEVER, that this
Article X shall not alter the voting entitlement of shares that, by virtue of any Preferred Stock Designation, are expressly entitled to vote on any amendment to these Amended Articles of Incorporation.

Item Number 6

         3. SPECIAL MEETINGS. (a) Special meetings of shareholders may be called by (i) the Chairman, (ii) the President, (iii) a majority of the Board of Directors acting with or without a meeting, or (iv) any person or persons who hold not less than 25% of all the shares outstanding and entitled to be voted at such meeting. Holders of shares that are entitled to call a special meeting of shareholders by virtue of any Preferred Stock Designation may call such meetings in the manner and for the purposes provided in the applicable terms of such Preferred Stock Designation. For purposes of this Amended Code of Regulations, "Preferred Stock Designation" shall have the meaning specified in the Amended Articles of Incorporation.

Item Number 7

         (c) For business to be properly requested by a shareholder to be brought before an annual meeting, the shareholder must (i) be a shareholder of the Corporation of record at the time of the giving of the notice for such annual meeting provided for in this Amended Code of Regulations and (ii) be entitled to vote at such meeting. Notwithstanding the foregoing provisions of this Amended Code of Regulations, a shareholder also must also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Regulation 7(c). Nothing in this Regulation 7(c) will be deemed to affect any rights of shareholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended.

Item Number 8

         12. NOMINATIONS OF DIRECTORS; ELECTION. (a) Except as may be otherwise provided in any Preferred Stock Designation, only persons who are nominated in accordance with this Regulation 12 will be eligible for election at a meeting of shareholders to be members of the Board of Directors. (b) Nominations of persons for election as directors of the Corporation may be made only at an annual meeting of shareholders (i) by or at the direction of the Board of Directors or a committee thereof or (ii) by any shareholder who is a shareholder of record at the time of giving of notice for such annual meeting and who is entitled to vote for the election of directors at such meeting.

Item Number 9

         34. AMENDMENTS. Except as otherwise provided by law or by the Amended Articles of Incorporation or this Amended Code of Regulations, this Amended Code of Regulations or any Regulations may be amended in any respect or repealed at any time at any meeting of shareholders by the affirmative vote of not less than a majority of the voting power of the Corporation, voting together as a single class. Except as otherwise provided by law or by the Amended Articles of Incorporation or this Amended Code of Regulations, the shareholders shall not take any action without a meeting to alter or amend this Amended Code of Regulations. Notwithstanding the foregoing provisions of this Regulation 34, no amendment to Regulations 29, 30 or 31 will be effective to eliminate or diminish the rights of persons specified in those Regulations existing at the time immediately preceding such amendment.

Item Number 10

         9. NUMBER, ELECTION, AND TERMS OF DIRECTORS. Except as may be provided in any Preferred Stock Designation and subject to the minimum and maximum number of authorized directors provided in the Amended Articles of Incorporation, the size of the Board of Directors shall be established from time to time only (i) by a vote of a majority of the Whole

Board or (ii) by the affirmative vote of the holders of not less than a majority of the voting power of the Corporation, voting together as a single class.

Item Number 11

         35. EXCEPTION TO OHIO GENERAL CORPORATION LAW. Pursuant to Section 1701.831 of the Ohio General Corporation Law (regarding control share acquisitions), the provisions of such section shall not be applicable to the Corporation.

                                 ELDER-BEERMAN

                         THE ELDER-BEERMAN STORES CORP.

                         ANNUAL MEETING OF SHAREHOLDERS
                           Thursday, August 24, 2000
                                    8:00 a.m.
                            The Dayton Marriot Hotel
                         1414 South Patterson Boulevard
                               Dayton, Ohio 45409


ELDER-BEERMAN
THE ELDER-BEERMAN STORES CORP.
3155 EL-BEE ROAD, DAYTON, OHIO 45439                                       PROXY
--------------------------------------------------------------------------------

This proxy is solicited by the Board of Directors for use at the Annual Meeting on Thursday, August 24, 2000.

The shares of stock you hold in you account will be voted as you specify on this card.

If no choice is specified, the proxy will be voted "FOR" Items 1 and 2, and "AGAINST" Items 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13 and 14.

By signing and dating the proxy, you revoke all prior proxies and appoint Scott
J. Davido with full power of substitution, to vote your shares on matter shown on the reverse side and any other matters that may come before the Annual Meetings and all adjournments.

                      See reverse for voting instructions.

[LOGO]

Mark, sign and date your proxy card, fold it in half and return it in the postage paid envelope we have provided or return it to THE ELDER-BEERMAN STORES CORP., c/o Shareowner Services, P.O. Box 64873, St. Paul, MN 55164-0873.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2, AND AGAINST ITEMS 3,
                    4, 5, 6, 7, 8, 9, 10, 11, 12, 13 AND 14.

1.  Election of directors: 01 Dennis Bookshester     03 John A. Muskovich       [_]   Vote FOR         [_]    Vote WITHHELD
                           02 Stewart M. Kasen       04 John J. Wiesner               all nominees           from all nominees
                                                                                      (except as marked)

(INSTRUCTIONS:  TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDICATED NOMINEE,                  ------------------------------------------
WRITE, THE NUMBER(S) OF THE NOMINEE(S) IN THE BOX PROVIDED TO THE RIGHT.)
                                                                                          ------------------------------------------


2.   Proposal #2 - Amendment to the Company's Equity and Performance Incentive Plan       [_]   For   [_]   Against   [_]   Abstain

THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THE FOLLOWING PROPOSALS:

3.   Proposal #3 - Adoption of an amendment to Article IX of the Company's Amended
     Articles of Incorporation (the "Articles")                                           [_]   For   [_]   Against   [_]   Abstain

4.   Proposal #4 - Adoption of a new Article XIV to the Articles                          [_]   For   [_]   Against   [_]   Abstain

5.   Proposal #5 - Adoption of an amendment to Article X of the Company's Articles        [_]   For   [_]   Against   [_]   Abstain

6.   Proposal #6 - Adoption of an amendment to Regulation 3(a) of the Company's
     Amended Code of Regulations (the "Regulations")                                      [_]   For   [_]   Against   [_]   Abstain

7.   Proposal #7 - Adoption of an amendment to Regulation 7(c) of the Regulations         [_]   For   [_]   Against   [_]   Abstain

8.   Proposal #8 - Adoption of an amendment to Regulation 12 of the Regulations           [_]   For   [_]   Against   [_]   Abstain

9.   Proposal #9 - Adoption of an amendment to Regulation 34 of the Regulations           [_]   For   [_]   Against   [_]   Abstain

10. Proposal #10 - Adoption of an amendment to Regulation 9 of the Regulations            [_]   For   [_]   Against   [_]   Abstain

11. Proposal #11 - Adoption of a new Regulation 35 of the Regulations                     [_]   For   [_]   Against   [_]   Abstain

12. Proposal #12 - Proposal to direct the Board to resume purchases under the
    Company's Share Repurchase Program                                                    [_]   For   [_]   Against   [_]   Abstain

13. Proposal #13 - Proposal to direct the Board to redeem the Company's
    Shareholder Rights Plan                                                               [_]   For   [_]   Against   [_]   Abstain

14. Proposal #14 - Proposal to direct the Board to revise its senior officers'
    Compensation system                                                                   [_]   For   [_]   Against   [_]   Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR PROPOSALS 1 AND 2, AND AGAINST PROPOSALS 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13 AND 14.

Attending the Annual Meeting?        Mark Box   [_]
Address Change?                      Mark Box   [_]
Indicate changes below:

                                      Date:
--------------------------------------------------------------------------------



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Signature(s) in Box
Please sign exactly as your name(s) appear on proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

If you need assistance in voting your shares, please call _____________ at
_____.